FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-27

WFCM 2018-C46 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure(2)	Cut-off Date Balance Per Unit/SF(7)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan
1	The Ballantyne	WFB		10000 Ballantyne Commons Parkway and 13015 Ballantyne Corporate Place	Charlotte	NC	28277	Hospitality	Full Service	2000	2018	244	Rooms	225,410	55,000,000	55,000,000	7.9%	50,655,926	N
2	Fair Oaks Mall	Barclays		11750 Fair Oaks Mall	Fairfax	VA	22033	Retail	Super Regional Mall	1980	2014	779,949	Sq. Ft.	224	40,625,000	40,498,396	5.9%	37,645,155	N
3	Town Center Aventura	WFB		18701-18995 Biscayne Boulevard; 2711 Northeast 187th Street	Aventura	FL	33180	Retail	Anchored	1979	2013	186,138	Sq. Ft.	430	40,000,000	40,000,000	5.8%	40,000,000	N
4	Silver Spring Plaza	WFB		8757 Georgia Avenue	Silver Spring	MD	20910	Office	Suburban	1970	2001	242,823	Sq. Ft.	144	35,000,000	35,000,000	5.1%	35,000,000	N
5	Showcase II	WFB		3791 South Las Vegas Boulevard	Las Vegas	NV	89109	Retail	Anchored	2001	2018	41,407	Sq. Ft.	3,091	33,000,000	33,000,000	4.8%	33,000,000	N
6	350 East 52nd Street	Barclays		350 East 52nd Street	New York	NY	10022	Multifamily	High Rise	1962		137	Units	234,307	32,100,000	32,100,000	4.6%	32,100,000	N
7	Constitution Plaza	BSP		1, 10, 100, 248, 250 & 260 Constitution Plaza	Hartford	CT	06103	Office	CBD	1962	2004	659,315	Sq. Ft.	83	25,000,000	24,932,921	3.6%	23,357,886	N
8	Somerset Financial Center	RMF		1405 and 1425 U.S. Route 206	Bedminster	NJ	07921	Office	Single Tenant	1998	2017	230,000	Sq. Ft.	183	24,000,000	24,000,000	3.5%	24,000,000	N
9	Moffett Towers II - Building 1	Barclays		1100 Discovery Way	Sunnyvale	CA	94089	Office	Suburban	2018		350,633	Sq. Ft.	479	20,000,000	20,000,000	2.9%	18,256,839	N
10	Owasso Market	AREF		East 96th Street North	Owasso	OK	74055	Retail	Anchored	2000		351,370	Sq. Ft.	54	18,830,000	18,830,000	2.7%	18,830,000	N
11	Florence Square	BSP		111 Cox Creek Parkway South	Florence	AL	35630	Retail	Anchored	1991	2017	219,282	Sq. Ft.	82	18,100,000	18,082,226	2.6%	15,042,695	N
12	Skyline Village	Barclays		2035 East Market Street	Harrisonburg	VA	22801	Retail	Anchored	1988		190,384	Sq. Ft.	130	15,000,000	15,000,000	2.2%	13,290,605	N
13	Tower Place	AREF		8700 Pineville-Matthews Road	Charlotte	NC	28226	Retail	Anchored	1985		115,021	Sq. Ft.	126	14,542,500	14,542,500	2.1%	13,370,758	N
14	583-593 West 215th Street	AREF		583-593 West 215th Street	New York	NY	10034	Multifamily	Mid Rise	1930		67	Units	208,955	14,000,000	14,000,000	2.0%	14,000,000	N
15	Ardsley Town Center	WFB		875 Saw Mill River Road	Ardsley	NY	10502	Retail	Unanchored	1968	2017	37,210	Sq. Ft.	376	14,000,000	14,000,000	2.0%	14,000,000	N
16	Torrance Technology Campus	AREF		3100 Lomita Boulevard	Torrance	CA	90505	Office	R&D	1966	2017	575,976	Sq. Ft.	163	13,750,000	13,750,000	2.0%	13,750,000	N
17	Heritage at Deerwood	Barclays		10901 Burnt Mill Road	Jacksonville	FL	32256	Multifamily	Garden	2001		123	Units	105,691	13,000,000	13,000,000	1.9%	13,000,000	N
18	Eastern Commons	BSP		10305, 10525, & 10565 South Eastern	Henderson	NV	89052	Retail	Anchored	2001	2016	65,961	Sq. Ft.	197	13,000,000	13,000,000	1.9%	13,000,000	N
19	Westar I & II	AREF		315 Bob Heath Drive and 890 Explorer Boulevard	Huntsville	AL	35806	Office	Suburban	2006		166,716	Sq. Ft.	78	13,000,000	13,000,000	1.9%	10,697,911	N
20	Proguard Self Storage-TX	WFB		5503 Almeda Road	Houston	TX	77004	Self Storage	Self Storage	2013		87,338	Sq. Ft.	145	12,700,000	12,700,000	1.8%	12,700,000	N
21	Arrowhead Professional Plaza	Barclays		18301 North 79th Avenue	Glendale	AZ	85308	Office	Medical	2001		70,652	Sq. Ft.	177	12,500,000	12,500,000	1.8%	11,059,116	N
22	DoubleTree Rocky Mount	BSP		651 North Winstead Avenue	Rocky Mount	NC	27804	Hospitality	Full Service	1986	2009	166	Rooms	74,536	12,400,000	12,373,014	1.8%	10,262,227	N
23	Conway Commons	RMF		600-821 Elsinger Boulevard	Conway	AR	72032	Retail	Anchored	2004	2011	359,995	Sq. Ft.	131	12,250,000	12,250,000	1.8%	11,245,365	N
24	OLHSA Building	AREF		196 Cesar East Chavez Avenue	Pontiac	MI	48342	Office	Suburban	1920	2011	184,473	Sq. Ft.	62	11,500,000	11,500,000	1.7%	9,652,230	N
25	Medical Village At Pine Hills	WFB		800, 840, 900 Mercy Drive	Orlando	FL	32808	Office	Medical	1963	2017	57,623	Sq. Ft.	200	11,500,000	11,500,000	1.7%	9,498,892	N
26	Bayside Technology Park - Buildings 36 and 37	WFB		47361, 47281 Bayside Parkway	Fremont	CA	94538	Industrial	Flex	1990		86,022	Sq. Ft.	128	11,000,000	11,000,000	1.6%	9,927,388	N
27	Scotts Village	WFB		233-259 Mount Hermon Road	Scotts Valley	CA	95066	Retail	Anchored	1982	2007	121,299	Sq. Ft.	87	10,600,000	10,600,000	1.5%	9,938,708	N
28	375 Bristol Street	WFB		375 Bristol Street	Costa Mesa	CA	92626	Retail	Single Tenant	1988	2018	38,152	Sq. Ft.	275	10,500,000	10,500,000	1.5%	10,500,000	N
29	Forest Ridge	AREF		8850 Fair Oaks Crossing	Dallas	TX	75243	Multifamily	Garden	1979	2017	160	Units	65,625	10,500,000	10,500,000	1.5%	9,343,963	N
30	ACG Conlon MHC Portfolio VI	RMF		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various		334	Pads	29,940	10,000,000	10,000,000	1.4%	9,168,323	N
30.01	Madison MHC	RMF		56 Sirloin Strip	Madison	WI	53713	Manufactured Housing Community	Manufactured Housing Community	1950		169	Pads		6,500,000	6,500,000	0.9%
30.02	Westwood Forest MHC	RMF		1717 Durham Street	Burlington	NC	27217	Manufactured Housing Community	Manufactured Housing Community	1986		165	Pads		3,500,000	3,500,000	0.5%
31	HIX Yosemite	BSP		151 South Parsons Avenue	Merced	CA	95341	Hospitality	Limited Service	2009		91	Rooms	106,593	9,700,000	9,700,000	1.4%	8,063,396	N
32	2415 Mission Street	BSP		2415 Mission Street	San Francisco	CA	94110	Mixed Use	Multifamily/Retail	1907	2018	32,525	Sq. Ft.	287	9,350,000	9,350,000	1.4%	9,350,000	N
33	3737 South Bentley Avenue	Barclays		3737 South Bentley Avenue	Los Angeles	CA	90034	Multifamily	Mid Rise	2017		25	Units	366,000	9,150,000	9,150,000	1.3%	9,150,000	N
34	McDonald Industrial	AREF		901 North McDonald Street	McKinney	TX	75069	Industrial	Flex	1996		93,840	Sq. Ft.	93	8,737,500	8,737,500	1.3%	7,156,052	N
35	Staybridge Hotel Denver Tech	AREF		7150 South Clinton Street	Centennial	CO	80112	Hospitality	Extended Stay	1999	2018	128	Rooms	67,539	8,645,000	8,645,000	1.2%	8,075,111	N
36	545 Algonquin	BSP		545 East Algonquin Road	Arlington Heights	IL	60005	Industrial	Flex	1990		111,667	Sq. Ft.	77	8,550,000	8,550,000	1.2%	7,584,227	N
37	Hilton Garden Inn Albuquerque Journal	AREF		5320 San Antonio Drive Northeast	Albuquerque	NM	87109	Hospitality	Limited Service	2004	2016	94	Rooms	85,106	8,000,000	8,000,000	1.2%	6,816,129	N
38	Highland Circle	BSP		201 Northwood Drive	Atlanta	GA	30342	Multifamily	Garden	1966	2017	133	Units	56,391	7,500,000	7,500,000	1.1%	7,500,000	N
39	11 North Pearl Street	BSP		11 North Pearl Street	Albany	NY	12207	Office	CBD	1927	1999	92,181	Sq. Ft.	70	6,500,000	6,459,900	0.9%	4,913,638	N
40	Albertsons Clovis	BSP		1905 North Prince Street	Clovis	NM	88101	Retail	Single Tenant	1984		43,484	Sq. Ft.	138	6,000,000	6,000,000	0.9%	6,000,000	N
41	Airport Mini Storage	Barclays		1327, 1329, 1333 Lynah Avenue and 520 Bourne Avenue	Garden City	GA	31408	Self Storage	Self Storage	2002		113,040	Sq. Ft.	50	5,625,000	5,625,000	0.8%	5,016,545	N
42	UNICO Dollar General Portfolio II	WFB		Various	Various	FL	Various	Retail	Single Tenant	Various		36,255	Sq. Ft.	131	4,756,000	4,756,000	0.7%	4,756,000	N
42.01	Moore Haven, FL DG	WFB		137 10th Street Northwest aka 999 US Highway 27	Moore Haven	FL	33471	Retail	Single Tenant	2017		10,566	Sq. Ft.		1,336,000	1,336,000	0.2%
42.02	Okeechobee, FL DG	WFB		8474 US Highway 441 Southeast	Okeechobee	FL	34974	Retail	Single Tenant	2018		9,100	Sq. Ft.		1,250,000	1,250,000	0.2%
42.03	Babson Park, FL DG	WFB		1040 North Scenic Highway	Babson Park	FL	33827	Retail	Single Tenant	2018		9,100	Sq. Ft.		1,190,000	1,190,000	0.2%
42.04	Jay, FL DG	WFB		12886 Highway 87	Jay	FL	32565	Retail	Single Tenant	2018		7,489	Sq. Ft.		980,000	980,000	0.1%
43	Camelot Apartments	WFB		1022 East Narramore Avenue	Buckeye	AZ	85326	Multifamily	Garden	1986	2007	80	Units	54,688	4,375,000	4,375,000	0.6%	4,045,784	N
44	Amwiler	WFB		3039 Amwiler Road	Atlanta	GA	30360	Industrial	Flex	1985	2018	75,576	Sq. Ft.	49	3,675,000	3,675,000	0.5%	3,095,245	N
45	Williams Landing	BSP		600 Williams Landing	Salisbury	MD	21801	Multifamily	Student Housing	2005		72	Beds	49,213	3,550,000	3,543,300	0.5%	2,998,650	N
46	Pine Hills	BSP		1021 Church Street	Smyrna	GA	30080	Multifamily	Garden	1963	2018	48	Units	72,842	3,500,000	3,496,436	0.5%	2,894,931	N
47	Melrose Mansion	WFB		919 Esplanade Avenue; 937 Esplanade Avenue; 1416-1418 Burgundy Street	New Orleans	LA	70116	Hospitality	Limited Service	1884	2015	21	Rooms	137,969	2,900,000	2,897,356	0.4%	2,699,261	N
48	UNICO Dollar General Portfolio I	WFB		Various	Various	Various	Various	Retail	Single Tenant	2018		25,689	Sq. Ft.	105	2,690,000	2,690,000	0.4%	2,690,000	N
48.01	Knoxville, TN DG	WFB		3812 Boyd’s Bridge Pike	Knoxville	TN	37914	Retail	Single Tenant	2018		9,100	Sq. Ft.		970,000	970,000	0.1%
48.02	Piney River, VA DG	WFB		5657 Lowesville Road	Piney River	VA	22964	Retail	Single Tenant	2018		7,489	Sq. Ft.		790,000	790,000	0.1%
48.03	Ivanhoe, VA DG	WFB		221 Sipe Lane	Ivanhoe	VA	24350	Retail	Single Tenant	2018		9,100	Sq. Ft.		930,000	930,000	0.1%
49	CVS - East Hampton	WFB		71 Montauk Highway	East Hampton	NY	11937	Retail	Single Tenant	2017		9,982	Sq. Ft.	180	1,800,000	1,800,000	0.3%	1,800,000	N

 A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type(3)	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)
1	The Ballantyne	WFB	6/29/2018	8/11/2018	7/11/2023	8/11/2023	7/11/2028		4.90000%	0.00290%	0.01020%	0.01500%	0.00050%	0.00040%	4.87100%	Actual/360	291,899.70	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59
2	Fair Oaks Mall	Barclays	4/27/2018	6/10/2018		6/10/2018	5/10/2023		4.25800%	0.00000%	0.01020%	0.00500%	0.00050%	0.00040%	4.24190%	Actual/360	189,997.00	Amortizing Balloon		60	57	0	0
3	Town Center Aventura	WFB	7/2/2018	8/11/2018	7/11/2028		7/11/2028		4.89000%	0.00000%	0.01020%	0.00500%	0.00050%	0.00040%	4.87390%	Actual/360	165,263.89	Interest-only, Balloon	Actual/360	120	119	120	119
4	Silver Spring Plaza	WFB	7/3/2018	8/11/2018	7/11/2023		7/11/2023		4.90000%	0.00290%	0.01020%	0.02250%	0.00050%	0.00040%	4.86350%	Actual/360	144,901.62	Interest-only, Balloon	Actual/360	60	59	60	59
5	Showcase II	WFB	4/24/2018	6/11/2018	5/11/2028		5/11/2028		4.89630%	0.00000%	0.01020%	0.00500%	0.00050%	0.00040%	4.88020%	Actual/360	136,518.36	Interest-only, Balloon	Actual/360	120	117	120	117
6	350 East 52nd Street	Barclays	7/23/2018	9/6/2018	8/6/2028		8/6/2028		4.97850%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.95950%	Actual/360	135,024.53	Interest-only, Balloon	Actual/360	120	120	120	120
7	Constitution Plaza	BSP	4/18/2018	6/6/2018		6/6/2018	5/6/2023		5.99000%	0.00000%	0.01020%	0.00500%	0.00050%	0.00040%	5.97390%	Actual/360	150,137.20	Amortizing Balloon		60	57	0	0
8	Somerset Financial Center	RMF	7/25/2018	9/6/2018	8/6/2028		8/6/2028		5.12000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.10100%	Actual/360	103,822.22	Interest-only, Balloon	Actual/360	120	120	120	120
9	Moffett Towers II - Building 1	Barclays	7/13/2018	9/6/2018	8/6/2023	9/6/2023	4/6/2028		3.89397%	0.00000%	0.01020%	0.00500%	0.00050%	0.00040%	3.87787%	Actual/360	94,264.52	Interest-only, Amortizing Balloon	Actual/360	116	116	60	60
10	Owasso Market	AREF	7/27/2018	9/6/2018	8/6/2028		8/6/2028		5.31000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.29100%	Actual/360	84,480.01	Interest-only, Balloon	Actual/360	120	120	120	120
11	Florence Square	BSP	6/21/2018	8/6/2018		8/6/2018	7/6/2028		5.33000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.31100%	Actual/360	100,847.61	Amortizing Balloon		120	119	0	0
12	Skyline Village	Barclays	7/20/2018	9/6/2018	8/6/2021	9/6/2021	8/6/2028		5.04000%	0.00290%	0.01020%	0.04500%	0.00050%	0.00040%	4.98100%	Actual/360	80,890.34	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36
13	Tower Place	AREF	7/12/2018	9/6/2018	8/6/2023	9/6/2023	8/6/2028		4.79000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.77100%	Actual/360	76,211.58	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60
14	583-593 West 215th Street	AREF	6/28/2018	8/6/2018	7/6/2028		7/6/2028		5.45500%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.43600%	Actual/360	64,525.58	Interest-only, Balloon	Actual/360	120	119	120	119
15	Ardsley Town Center	WFB	6/1/2018	7/11/2018	6/11/2028		6/11/2028		4.88000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.86100%	Actual/360	57,724.07	Interest-only, Balloon	Actual/360	120	118	120	118
16	Torrance Technology Campus	AREF	6/5/2018	7/6/2018	6/6/2028		6/6/2028		4.42000%	0.00000%	0.01020%	0.00375%	0.00050%	0.00040%	4.40515%	Actual/360	51,349.25	Interest-only, Balloon	Actual/360	120	118	120	118
17	Heritage at Deerwood	Barclays	7/10/2018	8/6/2018	7/6/2023		7/6/2023		5.12500%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.10600%	Actual/360	56,291.96	Interest-only, Balloon	Actual/360	60	59	60	59
18	Eastern Commons	BSP	5/22/2018	7/6/2018	6/6/2028		6/6/2028		4.65000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.63100%	Actual/360	51,074.65	Interest-only, Balloon	Actual/360	120	118	120	118
19	Westar I & II	AREF	7/27/2017	9/6/2018		9/6/2018	8/6/2028		5.02500%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.00600%	Actual/360	69,985.57	Amortizing Balloon		120	120	0	0
20	Proguard Self Storage-TX	WFB	7/12/2018	9/11/2018	8/11/2023		8/11/2023		5.23000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.21100%	Actual/360	56,119.59	Interest-only, Balloon	Actual/360	60	60	60	60
21	Arrowhead Professional Plaza	Barclays	6/21/2018	8/6/2018	7/6/2021	8/6/2021	7/6/2028		4.97000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.95100%	Actual/360	66,873.71	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35
22	DoubleTree Rocky Mount	BSP	5/30/2018	7/6/2018		7/6/2018	6/6/2028		5.20000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.18100%	Actual/360	68,089.75	Amortizing Balloon		120	118	0	0
23	Conway Commons	RMF	7/17/2018	9/6/2018	8/6/2023	9/6/2023	8/6/2028		4.69000%	0.00000%	0.01020%	0.00500%	0.00050%	0.00040%	4.67390%	Actual/360	63,459.52	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60
24	OLHSA Building	AREF	7/25/2018	9/6/2018		9/6/2018	8/6/2028		5.65000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.63100%	Actual/360	66,382.12	Amortizing Balloon		120	120	0	0
25	Medical Village At Pine Hills	WFB	7/24/2018	9/11/2018		9/11/2018	8/11/2028		5.14000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.12100%	Actual/360	62,722.18	Amortizing Balloon		120	120	0	0
26	Bayside Technology Park - Buildings 36 and 37	WFB	7/9/2018	8/11/2018	7/11/2022	8/11/2022	7/11/2028		4.89000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.87100%	Actual/360	58,313.10	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47
27	Scotts Village	WFB	7/24/2018	9/11/2018	8/11/2024	9/11/2024	8/11/2028		4.84000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.82100%	Actual/360	55,871.10	Interest-only, Amortizing Balloon	Actual/360	120	120	72	72
28	375 Bristol Street	WFB	7/20/2018	9/11/2018	8/11/2028		8/11/2028		5.19000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.17100%	Actual/360	46,043.23	Interest-only, Balloon	Actual/360	120	120	120	120
29	Forest Ridge	AREF	6/21/2018	8/6/2018	7/6/2021	8/6/2021	7/6/2028		5.24000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.22100%	Actual/360	57,916.37	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35
30	ACG Conlon MHC Portfolio VI	RMF	5/30/2018	7/6/2018	6/6/2023	7/6/2023	6/6/2028		4.61000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.59100%	Actual/360	51,324.22	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58
30.01	Madison MHC	RMF
30.02	Westwood Forest MHC	RMF
31	HIX Yosemite	BSP	7/19/2018	9/6/2018		9/6/2018	8/6/2028		5.34000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.32100%	Actual/360	54,105.75	Amortizing Balloon		120	120	0	0
32	2415 Mission Street	BSP	7/20/2018	9/6/2018	8/6/2028		8/6/2028		5.42000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.40100%	Actual/360	42,817.37	Interest-only, Balloon	Actual/360	120	120	120	120
33	3737 South Bentley Avenue	Barclays	7/20/2018	9/6/2018	8/6/2028		8/6/2028		5.04200%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.02300%	Actual/360	38,979.21	Interest-only, Balloon	Actual/360	120	120	120	120
34	McDonald Industrial	AREF	7/26/2018	9/6/2018		9/6/2018	8/6/2028		4.88000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.86100%	Actual/360	46,266.09	Amortizing Balloon		120	120	0	0
35	Staybridge Hotel Denver Tech	AREF	7/13/2018	9/6/2018		9/6/2018	8/6/2023		5.89000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.87100%	Actual/360	51,221.35	Amortizing Balloon		60	60	0	0
36	545 Algonquin	BSP	7/3/2018	8/6/2018	7/6/2021	8/6/2021	7/6/2028		5.09000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.07100%	Actual/360	46,369.68	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35
37	Hilton Garden Inn Albuquerque Journal	AREF	7/24/2018	9/6/2018	8/6/2019	9/6/2019	8/6/2028		5.31500%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.29600%	Actual/360	44,498.92	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12
38	Highland Circle	BSP	6/1/2018	7/6/2018	6/6/2023		6/6/2023		4.87000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.85100%	Actual/360	30,860.24	Interest-only, Balloon	Actual/360	60	58	60	58
39	11 North Pearl Street	BSP	3/16/2018	5/6/2018		5/6/2018	4/6/2028		5.30000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.28100%	Actual/360	39,143.08	Amortizing Balloon		120	116	0	0
40	Albertsons Clovis	BSP	7/10/2018	9/6/2018	8/6/2023		8/6/2023		5.58000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.56100%	Actual/360	28,287.50	Interest-only, Balloon	Actual/360	60	60	60	60
41	Airport Mini Storage	Barclays	7/24/2018	9/6/2018	8/6/2021	9/6/2021	8/6/2028		5.34500%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.32600%	Actual/360	31,393.26	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36
42	UNICO Dollar General Portfolio II	WFB	7/12/2018	9/11/2018	8/11/2028		8/11/2028		5.19000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.17100%	Actual/360	20,855.39	Interest-only, Balloon	Actual/360	120	120	120	120
42.01	Moore Haven, FL DG	WFB
42.02	Okeechobee, FL DG	WFB
42.03	Babson Park, FL DG	WFB
42.04	Jay, FL DG	WFB
43	Camelot Apartments	WFB	7/16/2018	9/11/2018	8/11/2023	9/11/2023	8/11/2028		5.17000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.15100%	Actual/360	23,942.59	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60
44	Amwiler	WFB	7/10/2018	8/11/2018	7/11/2019	8/11/2019	7/11/2028		4.91000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.89100%	Actual/360	19,526.55	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11
45	Williams Landing	BSP	6/4/2018	7/6/2018		7/6/2018	6/6/2028		5.86000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.84100%	Actual/360	20,965.57	Amortizing Balloon		120	118	0	0
46	Pine Hills	BSP	7/2/2018	8/6/2018		8/6/2018	7/6/2028		5.18000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.16100%	Actual/360	19,175.66	Amortizing Balloon		120	119	0	0
47	Melrose Mansion	WFB	6/22/2018	8/11/2018		8/11/2018	7/11/2023		5.63000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.61100%	Actual/360	16,703.19	Amortizing Balloon		60	59	0	0
48	UNICO Dollar General Portfolio I	WFB	7/24/2018	9/11/2018	8/11/2028		8/11/2028		5.11000%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	5.09100%	Actual/360	11,614.01	Interest-only, Balloon	Actual/360	120	120	120	120
48.01	Knoxville, TN DG	WFB
48.02	Piney River, VA DG	WFB
48.03	Ivanhoe, VA DG	WFB
49	CVS - East Hampton	WFB	7/3/2018	8/11/2018	7/11/2028		7/11/2028		4.94500%	0.00290%	0.01020%	0.00500%	0.00050%	0.00040%	4.92600%	Actual/360	7,520.52	Interest-only, Balloon	Actual/360	120	119	120	119

 A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)(4)	Grace Period Late (Days)	Appraised Value ($)(6)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(7)(15)(17)
1	The Ballantyne	WFB	360	360	1	L(25),D(91),O(4)	0	5	96,800,000	6/9/2019									2.39
2	Fair Oaks Mall	Barclays	360	357	3	L(27),D(29),O(4)	0	0	545,600,000	2/3/2018									3.05
3	Town Center Aventura	WFB	0	0	1	L(25),D(88),O(7)	0	0	133,400,000	5/11/2018									1.63
4	Silver Spring Plaza	WFB	0	0	1	L(25),GRTR 1% or YM(28),O(7)	0	0	56,900,000	5/30/2018									2.66
5	Showcase II	WFB	0	0	3	L(27),D(89),O(4)	0	5	237,000,000	4/1/2019									1.64
6	350 East 52nd Street	Barclays	0	0	0	L(24),D(92),O(4)	0	0	62,900,000	6/19/2018									1.56
7	Constitution Plaza	BSP	357	354	3	L(27),D(29),O(4)	0	0	94,400,000	2/1/2018									1.69
8	Somerset Financial Center	RMF	0	0	0	L(24),D(92),O(4)	0	0	65,000,000	5/30/2018									1.82
9	Moffett Towers II - Building 1	Barclays	360	360	0	L(24),GRTR 1% or YM or D(88),O(4)	0	0	358,600,000	12/1/2018									2.03
10	Owasso Market	AREF	0	0	0	L(24),GRTR 1% or YM(92),O(4)	0	0	28,300,000	6/28/2018									1.89
11	Florence Square	BSP	360	359	1	L(25),D(91),O(4)	0	0	25,000,000	4/19/2018									1.44
12	Skyline Village	Barclays	360	360	0	L(24),D(92),O(4)	0	0	33,460,000	6/4/2018									1.64
13	Tower Place	AREF	360	360	0	L(24),D(93),O(3)	0	0	21,400,000	6/8/2018									1.91
14	583-593 West 215th Street	AREF	0	0	1	L(25),D(91),O(4)	0	0	23,200,000	4/26/2018									1.23
15	Ardsley Town Center	WFB	0	0	2	L(26),GRTR 1% or YM(89),O(5)	0	0	22,300,000	4/12/2018									1.69
16	Torrance Technology Campus	AREF	0	0	2	L(26),GRTR 1% or YM or D(89),O(5)	0	0	131,250,000	4/30/2018									2.30
17	Heritage at Deerwood	Barclays	0	0	1	L(25),D(31),O(4)	0	0	20,350,000	4/27/2018									1.78
18	Eastern Commons	BSP	0	0	2	L(26),D(90),O(4)	0	0	24,850,000	4/23/2018									2.54
19	Westar I & II	AREF	360	360	0	L(24),D(92),O(4)	0	0	23,000,000	4/16/2018									2.31
20	Proguard Self Storage-TX	WFB	0	0	0	L(24),D(30),O(6)	0	0	21,500,000	6/2/2018									1.95
21	Arrowhead Professional Plaza	Barclays	360	360	1	L(25),D(91),O(4)	0	0	17,580,000	5/24/2018									1.48
22	DoubleTree Rocky Mount	BSP	360	358	2	L(26),D(90),O(4)	0	0	18,400,000	5/1/2019									1.89
23	Conway Commons	RMF	360	360	0	L(23),GRTR 1% or YM(93),O(4)	0	0	80,550,000	6/29/2018									1.62
24	OLHSA Building	AREF	360	360	0	L(24),D(92),O(4)	0	0	18,900,000	7/9/2018									2.06
25	Medical Village At Pine Hills	WFB	360	360	0	L(24),D(92),O(4)	0	0	15,700,000	3/26/2018									1.56
26	Bayside Technology Park - Buildings 36 and 37	WFB	360	360	1	L(25),D(88),O(7)	0	0	18,660,000	9/1/2018									1.51
27	Scotts Village	WFB	360	360	0	L(24),D(92),O(4)	0	0	15,550,000	4/16/2018									1.81
28	375 Bristol Street	WFB	0	0	0	L(24),D(89),O(7)	0	0	18,750,000	6/5/2018									1.68
29	Forest Ridge	AREF	360	360	1	L(25),D(92),O(3)	0	0	14,500,000	5/9/2018									1.37
30	ACG Conlon MHC Portfolio VI	RMF	360	360	2	L(26),D(90),O(4)	0	0	15,980,000	Various									1.72
30.01	Madison MHC	RMF							10,390,000	4/13/2018
30.02	Westwood Forest MHC	RMF							5,590,000	4/9/2018
31	HIX Yosemite	BSP	360	360	0	L(24),D(92),O(4)	0	0	16,700,000	5/16/2019									2.03
32	2415 Mission Street	BSP	0	0	0	L(24),D(92),O(4)	0	0	14,400,000	5/31/2018									1.56
33	3737 South Bentley Avenue	Barclays	0	0	0	L(25),GRTR 1% or YM(91),O(4)	0	0	16,175,000	7/18/2018									1.47
34	McDonald Industrial	AREF	360	360	0	L(24),D(92),O(4)	0	0	11,700,000	6/28/2018									1.63
35	Staybridge Hotel Denver Tech	AREF	360	360	0	L(24),GRTR 2% or YM(32),O(4)	0	0	13,900,000	6/25/2019									1.83
36	545 Algonquin	BSP	360	360	1	L(25),D(91),O(4)	0	0	11,500,000	5/4/2018									1.49
37	Hilton Garden Inn Albuquerque Journal	AREF	360	360	0	L(24),D(92),O(4)	0	0	11,500,000	6/1/2018									1.94
38	Highland Circle	BSP	0	0	2	L(26),D(27),O(7)	0 - Two time grace period of 5 days; no more than 1 grace period every 12 months.	0	13,800,000	5/10/2018									2.43
39	11 North Pearl Street	BSP	300	296	4	L(28),D(87),O(5)	0	0	11,000,000	1/15/2018									2.03
40	Albertsons Clovis	BSP	0	0	0	L(24),D(32),O(4)	0	0	9,170,000	5/21/2018									1.71
41	Airport Mini Storage	Barclays	360	360	0	L(24),D(92),O(4)	0	0	7,650,000	7/3/2018									1.36
42	UNICO Dollar General Portfolio II	WFB	0	0	0	L(24),D(92),O(4)	0	0	7,500,000	Various									1.75
42.01	Moore Haven, FL DG	WFB							2,100,000	5/30/2018
42.02	Okeechobee, FL DG	WFB							2,000,000	5/30/2018
42.03	Babson Park, FL DG	WFB							1,900,000	5/30/2018
42.04	Jay, FL DG	WFB							1,500,000	5/29/2018
43	Camelot Apartments	WFB	360	360	0	L(24),D(89),O(7)	0	0	6,300,000	6/1/2018									1.40
44	Amwiler	WFB	360	360	1	L(25),D(91),O(4)	0	0	5,000,000	6/6/2018									1.83
45	Williams Landing	BSP	360	358	2	L(26),D(90),O(4)	0	0	5,270,000	4/18/2018									1.28
46	Pine Hills	BSP	360	359	1	L(25),D(88),O(7)	0 - Two time grace period of 5 days; no more than 1 grace period every 12 months.	0	6,500,000	6/13/2018									1.68
47	Melrose Mansion	WFB	360	359	1	L(25),D(31),O(4)	0	0	5,300,000	5/30/2018									2.26
48	UNICO Dollar General Portfolio I	WFB	0	0	0	L(24),D(92),O(4)	0	0	4,340,000	Various									1.99
48.01	Knoxville, TN DG	WFB							1,430,000	6/5/2018
48.02	Piney River, VA DG	WFB							1,340,000	6/3/2018
48.03	Ivanhoe, VA DG	WFB							1,570,000	6/3/2018
49	CVS - East Hampton	WFB	0	0	1	L(25),D(91),O(4)	0	0	7,600,000	5/23/2018									4.19

 A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	U/W NCF DSCR (x)(7)(15)(17)	Cut-off Date LTV Ratio(6)(7)(17)	LTV Ratio at Maturity or ARD(6)(7)(17)	Cut-off Date U/W NOI Debt Yield(7)(17)	Cut-off Date U/W NCF Debt Yield(7)(17)	U/W Revenues ($)(2)(8)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)(13)	U/W TI/LC ($)(13)	U/W Net Cash Flow ($)	Occupancy Rate(2)(8)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)(5)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	The Ballantyne	WFB	1.95	56.8%	52.3%	15.2%	12.4%	37,917,707	29,558,777	8,358,929	1,516,708	0	6,842,221	67.9%	6/30/2018	243	165	TTM 6/30/2018	37,314,973	29,387,603	7,927,370	0	7,927,370	233	158
2	Fair Oaks Mall	Barclays	2.89	32.0%	29.7%	17.1%	16.3%	45,095,362	15,187,457	29,907,905	144,930	1,364,911	28,398,064	91.6%	2/1/2018			Actual 2017	47,308,867	15,012,540	32,296,326	0	32,296,326
3	Town Center Aventura	WFB	1.60	60.0%	60.0%	8.1%	7.9%	8,337,806	1,872,202	6,465,604	37,228	96,890	6,331,486	93.8%	5/16/2018			TTM 5/31/2018	7,927,391	1,839,735	6,087,656	0	6,087,656
4	Silver Spring Plaza	WFB	2.45	61.5%	61.5%	13.2%	12.2%	6,871,408	2,248,859	4,622,549	48,565	320,938	4,253,047	87.1%	6/26/2018			TTM 3/31/2018	5,889,630	2,441,237	3,448,393	0	3,448,393
5	Showcase II	WFB	1.62	54.0%	54.0%	8.1%	8.0%	11,287,376	890,855	10,396,521	11,180	82,912	10,302,429	100.0%	7/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
6	350 East 52nd Street	Barclays	1.53	51.0%	51.0%	7.9%	7.7%	5,388,510	2,860,808	2,527,702	46,169	0	2,481,533	97.1%	6/1/2018			Actual 2017	5,178,962	2,757,942	2,421,020	0	2,421,020
7	Constitution Plaza	BSP	1.47	58.1%	54.4%	12.2%	10.6%	15,406,027	8,714,612	6,691,416	131,863	751,023	5,808,530	81.3%	5/1/2018			TTM 5/31/2018	13,641,507	8,278,837	5,362,670	882,886	4,479,784
8	Somerset Financial Center	RMF	1.80	64.6%	64.6%	9.5%	9.4%	5,297,846	1,321,680	3,976,166	46,000	0	3,930,166	100.0%	7/24/2018			NAV	NAV	NAV	NAV	NAV	NAV
9	Moffett Towers II - Building 1	Barclays	2.00	46.8%	42.8%	11.5%	11.3%	22,533,789	3,284,899	19,248,890	70,127	147,194	19,031,569	100.0%	7/13/2018			NAV	NAV	NAV	NAV	NAV	NAV
10	Owasso Market	AREF	1.69	66.5%	66.5%	10.2%	9.1%	2,332,305	417,557	1,914,748	31,447	174,436	1,708,865	98.7%	7/17/2018			TTM 5/31/2018	2,300,740	434,564	1,866,176	0	1,866,176
11	Florence Square	BSP	1.32	72.3%	60.2%	9.6%	8.8%	2,109,738	372,200	1,737,538	32,892	109,641	1,595,005	81.3%	5/1/2018			TTM 4/30/2018	1,449,846	255,166	1,194,680	0	1,194,680
12	Skyline Village	Barclays	1.54	74.1%	65.7%	10.6%	9.9%	3,167,797	537,900	2,629,897	28,558	134,852	2,466,487	97.9%	6/1/2018			TTM 5/31/2018	3,197,453	539,614	2,657,840	0	2,657,840
13	Tower Place	AREF	1.76	68.0%	62.5%	12.0%	11.1%	2,199,368	454,261	1,745,107	23,004	115,021	1,607,082	97.7%	7/1/2018			TTM 3/31/2018	1,692,652	464,435	1,228,217	0	1,228,217
14	583-593 West 215th Street	AREF	1.23	51.7%	51.7%	6.8%	6.8%	1,396,300	578,324	817,976	0	0	817,976	97.0%	6/19/2018			TTM 4/30/2018	1,257,819	584,824	672,995	0	672,995
15	Ardsley Town Center	WFB	1.62	62.8%	62.8%	8.4%	8.0%	1,715,401	544,877	1,170,524	7,442	41,072	1,122,010	94.0%	8/1/2018			TTM 3/31/2018	1,656,692	543,490	1,113,202	0	1,113,202
16	Torrance Technology Campus	AREF	2.27	71.4%	71.4%	10.3%	10.2%	15,702,037	6,052,117	9,649,919	115,195	0	9,534,724	90.9%	4/30/2018			TTM 3/31/2018	12,040,735	4,955,248	7,085,487	0	7,085,487
17	Heritage at Deerwood	Barclays	1.69	63.9%	63.9%	9.2%	8.8%	2,023,086	823,148	1,199,939	55,750	0	1,144,189	95.1%	7/1/2017			TTM 5/31/2018	2,021,462	825,142	1,196,320	138,229	1,058,091
18	Eastern Commons	BSP	2.40	52.3%	52.3%	12.0%	11.3%	1,844,861	288,101	1,556,760	13,192	72,310	1,471,259	98.2%	5/17/2018			TTM 3/31/2018	1,802,401	277,007	1,525,394	85,502	1,439,892
19	Westar I & II	AREF	1.88	56.5%	46.5%	14.9%	12.1%	2,938,757	999,534	1,939,223	39,467	325,000	1,574,756	100.0%	7/1/2018			TTM 3/31/2018	3,146,190	927,589	2,218,601	0	2,218,601
20	Proguard Self Storage-TX	WFB	1.94	59.1%	59.1%	10.3%	10.3%	2,073,640	759,650	1,313,991	8,734	0	1,305,257	92.0%	6/4/2018			TTM 6/30/2018	1,942,177	739,745	1,202,432	0	1,202,432
21	Arrowhead Professional Plaza	Barclays	1.44	71.1%	62.9%	9.5%	9.2%	1,697,950	512,152	1,185,798	14,130	18,749	1,152,918	100.0%	6/19/2018			TTM 5/31/2018	1,629,442	503,520	1,125,922	0	1,125,922
22	DoubleTree Rocky Mount	BSP	1.68	67.2%	55.8%	12.5%	11.1%	4,360,075	2,813,861	1,546,214	174,403	0	1,371,811	64.5%	3/31/2018	109	69	TTM 3/31/2018	4,492,806	2,822,141	1,670,665	177,713	1,492,952	109	71
23	Conway Commons	RMF	1.54	58.7%	53.8%	10.1%	9.6%	5,615,437	855,197	4,760,240	53,999	179,998	4,526,244	98.3%	6/30/2018			TTM 5/31/2018	5,684,671	889,542	4,795,129	0	4,795,129
24	OLHSA Building	AREF	1.77	60.8%	51.1%	14.3%	12.2%	2,574,424	935,104	1,639,319	46,118	184,473	1,408,728	100.0%	7/1/2018			TTM 6/30/2018	2,683,991	924,505	1,759,485	0	1,759,485
25	Medical Village At Pine Hills	WFB	1.47	73.2%	60.5%	10.2%	9.6%	1,671,110	494,349	1,176,761	11,525	57,623	1,107,613	92.4%	7/17/2018			Annualized 4 4/30/2018	1,479,691	250,062	1,229,629	0	1,229,629
26	Bayside Technology Park - Buildings 36 and 37	WFB	1.43	58.9%	53.2%	9.6%	9.1%	1,496,181	439,134	1,057,047	12,903	43,011	1,001,133	100.0%	6/7/2018			Annualized 4 4/30/2018	1,071,242	322,910	748,332	0	748,332
27	Scotts Village	WFB	1.69	68.2%	63.9%	11.4%	10.7%	2,107,085	893,565	1,213,520	23,047	60,650	1,129,824	93.9%	4/18/2018			Annualized 6 6/30/2018	2,377,151	817,298	1,559,853	0	1,559,853
28	375 Bristol Street	WFB	1.63	56.0%	56.0%	8.9%	8.6%	1,097,992	168,166	929,826	9,156	19,276	901,393	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
29	Forest Ridge	AREF	1.30	70.3%	62.4%	9.0%	8.6%	1,719,806	798,023	921,783	40,800	0	880,983	93.1%	6/11/2018			TTM 5/30/2018	1,515,337	754,796	760,540	0	760,540
30	ACG Conlon MHC Portfolio VI	RMF	1.69	62.6%	57.4%	10.6%	10.4%	1,556,584	496,128	1,060,456	16,700	0	1,043,756	90.7%	4/16/2018			TTM 4/30/2018	1,522,663	489,384	1,033,279	16,700	1,016,579
30.01	Madison MHC	RMF						976,051	289,210	686,841	8,450	0	678,391	92.3%	4/16/2018			TTM 4/30/2018	956,133	292,257	663,876	8,450	655,426
30.02	Westwood Forest MHC	RMF						580,533	206,918	373,615	8,250	0	365,365	89.1%	4/16/2018			TTM 4/30/2018	566,530	197,127	369,403	8,250	361,153
31	HIX Yosemite	BSP	1.82	58.1%	48.3%	13.6%	12.2%	3,439,593	2,120,017	1,319,575	137,584	0	1,181,992	84.0%	TTM 5/31/2018	120	101	TTM 5/31/2018	3,439,593	2,091,424	1,348,169	137,584	1,210,586	120	101
32	2415 Mission Street	BSP	1.52	64.9%	64.9%	8.6%	8.4%	1,217,284	414,603	802,681	10,449	11,022	781,210	100.0%	7/1/2018			TTM 5/31/2018	1,014,087	440,449	573,638	0	573,638
33	3737 South Bentley Avenue	Barclays	1.46	56.6%	56.6%	7.5%	7.5%	939,314	250,741	688,573	6,250	0	682,323	100.0%	6/4/2018			TTM 5/31/2018	383,986	108,598	275,388	0	275,388
34	McDonald Industrial	AREF	1.55	74.7%	61.2%	10.4%	9.8%	1,289,329	384,042	905,287	10,322	35,420	859,545	100.0%	7/13/2018			TTM 12/31/2017	1,175,197	328,807	846,390	0	846,390
35	Staybridge Hotel Denver Tech	AREF	1.60	62.2%	58.1%	13.0%	11.4%	3,465,337	2,341,095	1,124,242	138,613	0	985,628	73.6%	5/31/2018	100	73	TTM 5/31/2018	3,465,337	2,390,783	1,074,555	0	1,074,555	100	73
36	545 Algonquin	BSP	1.34	74.3%	65.9%	9.7%	8.7%	1,567,694	739,244	828,449	13,200	70,199	745,050	100.0%	7/1/2018			TTM 2/28/2018	1,602,948	713,800	889,148	0	889,148
37	Hilton Garden Inn Albuquerque Journal	AREF	1.71	69.6%	59.3%	12.9%	11.4%	3,065,582	2,030,559	1,035,023	122,623	0	912,399	77.4%	5/31/2018	104	81	TTM 5/31/2018	3,065,582	2,048,437	1,017,145	0	1,017,145	104	81
38	Highland Circle	BSP	2.34	54.3%	54.3%	12.0%	11.6%	1,474,695	573,165	901,531	33,250	0	868,281	97.7%	5/23/2018			TTM 4/30/2018	1,419,927	578,140	841,787	39,900	801,887
39	11 North Pearl Street	BSP	1.89	58.7%	44.7%	14.8%	13.7%	2,290,894	1,337,539	953,356	18,436	48,839	886,081	73.2%	6/13/2018			TTM 5/31/2018	2,322,617	1,280,628	1,041,988	0	1,041,988
40	Albertsons Clovis	BSP	1.56	65.4%	65.4%	9.7%	8.8%	783,960	202,455	581,505	8,697	43,728	529,080	100.0%	8/1/2018			TTM 4/30/2018	618,889	0	618,889	0	618,889
41	Airport Mini Storage	Barclays	1.33	73.5%	65.6%	9.1%	8.9%	718,419	204,669	513,750	11,304	0	502,446	95.0%	7/19/2018			TTM 6/30/2018	718,419	180,215	538,205	0	538,205
42	UNICO Dollar General Portfolio II	WFB	1.74	63.4%	63.4%	9.2%	9.1%	560,546	122,328	438,218	3,626	0	434,592	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
42.01	Moore Haven, FL DG	WFB						178,154	56,599	121,556	1,057	0	120,499	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
42.02	Okeechobee, FL DG	WFB						139,706	24,822	114,884	910	0	113,974	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
42.03	Babson Park, FL DG	WFB						133,419	24,254	109,164	910	0	108,254	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
42.04	Jay, FL DG	WFB						109,267	16,654	92,613	749	0	91,864	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
43	Camelot Apartments	WFB	1.33	69.4%	64.2%	9.2%	8.8%	661,877	258,742	403,135	20,000	0	383,135	100.0%	7/1/2018			TTM 6/30/2018	673,938	240,932	433,006	0	433,006
44	Amwiler	WFB	1.70	73.5%	61.9%	11.7%	10.8%	575,299	146,632	428,667	7,558	23,012	398,098	100.0%	6/25/2018			TTM 5/31/2018	386,787	85,435	301,352	0	301,352
45	Williams Landing	BSP	1.24	67.2%	56.9%	9.1%	8.8%	485,031	164,124	320,907	8,400	0	312,507	100.0%	5/9/2018			TTM 4/30/2018	441,044	155,332	285,711	7,700	278,011
46	Pine Hills	BSP	1.63	53.8%	44.5%	11.1%	10.7%	574,497	187,553	386,944	12,000	0	374,944	100.0%	5/15/2018			TTM 5/31/2018	580,398	181,864	398,534	12,000	386,534
47	Melrose Mansion	WFB	2.00	54.7%	50.9%	15.6%	13.8%	1,297,389	845,202	452,187	51,896	0	400,291	74.6%	5/31/2018	220	164	TTM 5/31/2018	1,297,389	843,816	453,573	0	453,573	220	164
48	UNICO Dollar General Portfolio I	WFB	1.97	62.0%	62.0%	10.3%	10.2%	314,928	37,599	277,329	2,569	0	274,760	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
48.01	Knoxville, TN DG	WFB						112,362	23,502	88,860	910	0	87,950	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
48.02	Piney River, VA DG	WFB						95,131	8,297	86,833	749	0	86,085	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
48.03	Ivanhoe, VA DG	WFB						107,436	5,800	101,636	910	0	100,726	100.0%	8/1/2018			NAV	NAV	NAV	NAV	NAV	NAV
49	CVS - East Hampton	WFB	4.18	23.7%	23.7%	21.0%	20.9%	411,858	33,872	377,986	998	0	376,988	100.0%	8/1/2018			Actual 2017	193,475	13,837	179,638	0	179,638

 A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)(2)	Largest Tenant Name(2)(8)(9)(10)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	The Ballantyne	WFB	Actual 2017	36,606,206	28,888,625	7,717,581	0	7,717,581	234	158	Actual 2016	34,517,337	28,130,320	6,387,017	0	6,387,017	237	147	N
2	Fair Oaks Mall	Barclays	Actual 2016	50,381,051	15,478,478	34,902,573	0	34,902,573			Actual 2015	49,139,554	14,789,192	34,350,362	0	34,350,362			N	Macy’s	215,000	27.6%	2/1/2026
3	Town Center Aventura	WFB	Actual 2017	7,926,182	1,812,633	6,113,549	0	6,113,549			Actual 2016	7,141,380	1,747,316	5,394,064	0	5,394,064			N	Publix Supermarket	47,813	25.7%	11/30/2023
4	Silver Spring Plaza	WFB	Actual 2017	5,652,291	2,408,378	3,243,913	0	3,243,913			Actual 2016	4,955,889	2,118,355	2,837,534	0	2,837,534			N	Social & Scientific Systems	89,272	36.8%	8/31/2023
5	Showcase II	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	American Eagle	10,960	26.5%	1/31/2028
6	350 East 52nd Street	Barclays	Actual 2016	5,190,661	2,750,536	2,440,125	0	2,440,125			Actual 2015	5,155,876	2,511,603	2,644,273	0	2,644,273			N
7	Constitution Plaza	BSP	Actual 2017	13,314,816	8,242,540	5,072,276	882,886	4,189,390			Actual 2016	15,128,531	8,229,542	6,898,989	882,886	6,016,102			N	XL America, Inc	126,183	19.1%	12/31/2027
8	Somerset Financial Center	RMF	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			Y	Mallinckrodt	191,000	83.0%	1/31/2030
9	Moffett Towers II - Building 1	Barclays	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Amazon	350,633	100.0%	4/30/2028
10	Owasso Market	AREF	Actual 2017	2,250,024	392,680	1,857,344	0	1,857,344			Actual 2016	2,111,312	412,878	1,698,434	0	1,698,434			Y	Lowe’s	191,940	54.6%	9/30/2021
11	Florence Square	BSP	Actual 2017	1,146,046	239,467	906,579	0	906,579			Actual 2016	1,177,944	253,931	924,013	0	924,013			N	Academy Sports	62,946	28.7%	2/28/2033
12	Skyline Village	Barclays	Actual 2017	3,103,095	499,587	2,603,508	0	2,603,508			Actual 2016	3,106,860	525,851	2,581,010	0	2,581,010			N	Kohl’s	88,248	46.4%	4/15/2024
13	Tower Place	AREF	Actual 2017	1,641,381	466,272	1,175,109	0	1,175,109			Actual 2016	1,508,543	460,413	1,048,130	0	1,048,130			N	Planet Fitness	25,782	22.4%	2/29/2028
14	583-593 West 215th Street	AREF																	N
15	Ardsley Town Center	WFB	Actual 2017	1,615,311	558,800	1,056,511	0	1,056,511			Actual 2016	1,699,524	391,167	1,308,357	0	1,308,357			N	Rite Aid	9,624	25.9%	7/31/2023
16	Torrance Technology Campus	AREF	Actual 2017	10,765,437	4,870,791	5,894,646	0	5,894,646			Actual 2016	9,525,831	4,275,675	5,250,156	0	5,250,156			N	L3 Communications Corporation	461,431	80.1%	9/30/2031
17	Heritage at Deerwood	Barclays	Actual 2017	2,184,246	836,273	1,347,973	138,229	1,209,744			Actual 2016	2,209,174	861,738	1,347,435	138,229	1,209,206			N
18	Eastern Commons	BSP	Actual 2017	1,807,871	277,290	1,530,581	85,502	1,445,079			Actual 2016	1,668,641	264,397	1,404,244	85,502	1,318,742			N	Trader Joe’s	13,500	20.5%	9/30/2022
19	Westar I & II	AREF	Actual 2017	2,880,078	900,912	1,979,166	0	1,979,166			Actual 2016	2,071,788	549,213	1,522,576	0	1,522,576			N	Raytheon Company	84,575	50.7%	6/30/2020
20	Proguard Self Storage-TX	WFB	Actual 2017	1,830,331	755,438	1,074,892	0	1,074,892			Actual 2016	1,716,718	704,123	1,012,594	0	1,012,594			N
21	Arrowhead Professional Plaza	Barclays	Actual 2017	1,486,686	489,900	996,786	0	996,786			Actual 2016	1,674,177	478,070	1,196,108	0	1,196,108			N	Banner Healthcare	15,184	21.5%	3/31/2022
22	DoubleTree Rocky Mount	BSP	Actual 2017	4,510,518	2,789,252	1,721,266	180,421	1,540,845	110	71	Actual 2016	4,441,293	2,870,666	1,570,627	177,652	1,392,975	110	69	N
23	Conway Commons	RMF	Actual 2017	5,749,066	903,213	4,845,853	0	4,845,853			Actual 2016	5,507,829	795,541	4,712,288	0	4,712,288			N	Kohl’s	88,248	24.5%	1/31/2024
24	OLHSA Building	AREF	Actual 2017	2,694,040	930,149	1,763,891	0	1,763,891			Actual 2016	2,692,862	936,036	1,756,826	0	1,756,826			N	Pontiac Academy for Excellence	107,058	58.0%	6/1/2029
25	Medical Village At Pine Hills	WFB	Actual 2017	531,233	150,758	380,475	0	380,475			NAV	NAV	NAV	NAV	NAV	NAV			N	Community Health Center	22,109	38.4%	6/30/2026
26	Bayside Technology Park - Buildings 36 and 37	WFB	Actual 2016	1,515,649	331,754	1,183,895	0	1,183,895			Actual 2015	1,070,793	318,926	751,868	0	751,868			N	Stryker Corporation	45,576	53.0%	12/31/2020
27	Scotts Village	WFB	Actual 2017	2,346,222	919,296	1,426,926	0	1,426,926			Actual 2016	2,320,801	872,140	1,448,661	0	1,448,661			N	Safeway	33,333	27.5%	8/11/2023
28	375 Bristol Street	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Fletcher Jones Motor Cars, Inc.	38,152	100.0%	1/31/2035
29	Forest Ridge	AREF	Actual 2017	1,420,600	740,895	679,705	0	679,705			Actual 2016	1,201,219	685,489	515,730	0	515,730			N
30	ACG Conlon MHC Portfolio VI	RMF	Actual 2017	1,519,699	490,858	1,028,841	16,700	1,012,141			Actual 2016	1,474,467	463,538	1,010,929	16,700	994,229			N
30.01	Madison MHC	RMF	Actual 2017	961,366	290,012	671,354	8,450	662,904			Actual 2016	932,424	281,843	650,581	8,450	642,131			N
30.02	Westwood Forest MHC	RMF	Actual 2017	558,333	200,846	357,487	8,250	349,237			Actual 2016	542,043	181,696	360,347	8,250	352,097			N
31	HIX Yosemite	BSP	Actual 2017	3,446,385	2,108,788	1,337,597	137,855	1,199,742	119	101	Actual 2016	3,276,699	1,973,489	1,303,209	131,068	1,172,141	114	96	N
32	2415 Mission Street	BSP	Actual 2017	827,525	394,600	432,925	0	432,925			Annualized 11 12/31/2016	637,761	314,631	323,130	0	323,130			N	Laundre LLC	5,027	15.5%	5/1/2021
33	3737 South Bentley Avenue	Barclays	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
34	McDonald Industrial	AREF	Actual 2016	1,135,483	332,499	802,984	0	802,984			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N	Magnum Products Group	28,245	30.1%	11/30/2018
35	Staybridge Hotel Denver Tech	AREF	Actual 2017	3,541,184	2,394,152	1,147,032	0	1,147,032	102	75	Actual 2016	3,511,002	2,314,009	1,196,993	0	1,196,993	100	74	N
36	545 Algonquin	BSP	Actual 2017	1,490,192	710,296	779,896	0	779,896			Actual 2016	1,536,474	634,224	902,249	0	902,249			N	Intertek	95,253	85.3%	12/31/2026
37	Hilton Garden Inn Albuquerque Journal	AREF	Actual 2017	3,041,489	2,058,336	983,153	0	983,153	103	79	Actual 2016	2,926,671	2,000,389	926,282	0	926,282	104	76	N
38	Highland Circle	BSP	Actual 2017	1,326,847	568,162	758,685	39,900	718,785			Actual 2016	1,227,262	558,410	668,852	39,900	628,952			N
39	11 North Pearl Street	BSP	Actual 2017	2,318,193	1,287,891	1,030,303	0	1,030,303			Actual 2016	2,233,947	1,288,613	945,335	0	945,334			N	CenturyLink Communications	18,812	20.4%	1/31/2023
40	Albertsons Clovis	BSP	Actual 2017	618,889	0	618,889	0	618,889			Actual 2016	618,889	0	618,889	0	618,889			N	Albertsons	43,484	100.0%	10/31/2030
41	Airport Mini Storage	Barclays	Actual 2017	700,818	147,273	553,545	0	553,545			Actual 2016	662,583	161,113	501,470	0	501,470			N
42	UNICO Dollar General Portfolio II	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Corporation	Various	100.0%	Various
42.01	Moore Haven, FL DG	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Corporation	10,566	100.0%	12/31/2032
42.02	Okeechobee, FL DG	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Corporation	9,100	100.0%	1/31/2033
42.03	Babson Park, FL DG	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Corporation	9,100	100.0%	5/31/2033
42.04	Jay, FL DG	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Corporation	7,489	100.0%	5/31/2033
43	Camelot Apartments	WFB	Actual 2017	660,553	267,771	392,782	0	392,782			Actual 2016	645,989	274,948	371,041	0	371,041			N
44	Amwiler	WFB	Actual 2017	287,927	90,196	197,731	0	197,731			NAV	NAV	NAV	NAV	NAV	NAV			N	D-BAT	27,214	36.0%	1/31/2024
45	Williams Landing	BSP	Actual 2017	451,710	158,845	292,865	7,700	285,165			Actual 2016	457,598	147,770	309,828	7,700	302,128			N
46	Pine Hills	BSP	Actual 2017	536,881	183,779	353,102	12,000	341,102			TTM 7/31/2016	421,188	268,588	152,600	12,000	140,600			N
47	Melrose Mansion	WFB	Actual 2017	1,271,934	832,253	439,681	0	439,681	213	161	Actual 2016	1,214,120	808,048	406,072	0	406,072	241	153	N
48	UNICO Dollar General Portfolio I	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Corporation	Various	100.0%	Various
48.01	Knoxville, TN DG	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Corporation	9,100	100.0%	5/31/2033
48.02	Piney River, VA DG	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Corporation	7,489	100.0%	6/30/2033
48.03	Ivanhoe, VA DG	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General Corporation	9,100	100.0%	5/31/2033
49	CVS - East Hampton	WFB	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	CVS Albany, L.L.C.	9,982	100.0%	1/31/2043

 A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	2nd Largest Tenant Name(6)(8)(9)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(8)(9)(10)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
1	The Ballantyne	WFB
2	Fair Oaks Mall	Barclays	XXI Forever	51,317	6.6%	1/31/2022	H&M	20,265	2.6%	1/31/2029	Express	12,278	1.6%	1/31/2024	Victoria’s Secret	12,170	1.6%	1/31/2026
3	Town Center Aventura	WFB	Saks Fifth Avenue Off 5th	34,627	18.6%	8/31/2023	Party City	10,206	5.5%	1/31/2023	Casual Male Big & Tall	6,500	3.5%	2/28/2019	Bonefish Grill	6,454	3.5%	1/31/2025
4	Silver Spring Plaza	WFB	Synergy Enterprises	22,376	9.2%	12/31/2020	Conflulytics, LLC	22,255	9.2%	9/30/2023	National Children’s Center, Inc	15,694	6.5%	12/31/2027	Catholic Legal Immigration	10,569	4.4%	7/31/2023
5	Showcase II	WFB	Adidas	10,350	25.0%	9/30/2027	T Mobile	10,249	24.8%	1/31/2028	Aerie	5,669	13.7%	5/31/2028	US Polo	3,923	9.5%	5/31/2028
6	350 East 52nd Street	Barclays
7	Constitution Plaza	BSP	Shipman & Goodwin, LLP	110,145	16.7%	7/31/2026	UCONN School of Business	63,241	9.6%	6/30/2027	The City of Hartford	47,954	7.3%	6/30/2028	State of Connecticut Department of Banking	30,144	4.6%	12/31/2020
8	Somerset Financial Center	RMF	Master Lease	39,000	17.0%	12/31/2021
9	Moffett Towers II - Building 1	Barclays
10	Owasso Market	AREF	Kohl’s	86,763	24.7%	1/31/2021	Office Depot	20,000	5.7%	12/31/2020	Dollar Tree	8,000	2.3%	8/31/2023	Shoe Carnival	8,000	2.3%	1/31/2021
11	Florence Square	BSP	Essex Bargain Hunt	38,117	17.4%	12/31/2021	TJ Maxx	24,000	10.9%	1/31/2024	PetSmart	18,634	8.5%	8/31/2027	Tuesday Morning	8,020	3.7%	1/31/2019
12	Skyline Village	Barclays	Martin’s	73,396	38.6%	9/30/2027	Virginia ABC	4,300	2.3%	4/30/2019	CiCi’s Pizza	3,750	2.0%	12/31/2021	Appalachian Physical Therapy	3,000	1.6%	1/31/2022
13	Tower Place	AREF	K&W Cafeterias	12,108	10.5%	6/30/2021	Empire Beauty School	9,600	8.3%	1/31/2020	Classic Home Billiards	5,634	4.9%	5/1/2023	Once Upon a Child	4,891	4.3%	12/31/2022
14	583-593 West 215th Street	AREF
15	Ardsley Town Center	WFB	La Catena Ristorante, LLC	3,900	10.5%	3/31/2025	Salon 877 LTD	3,620	9.7%	10/31/2025	United States Postal Service	3,408	9.2%	6/30/2019	JP Morgan Chase Bank, National Association	3,200	8.6%	12/31/2021
16	Torrance Technology Campus	AREF	Torrance Memorial Medical Center	61,857	10.7%	1/31/2022
17	Heritage at Deerwood	Barclays
18	Eastern Commons	BSP	US Bank	5,470	8.3%	5/1/2023	Applebee’s	4,738	7.2%	9/30/2021	Nicole Beauty & Wigs	4,340	6.6%	9/30/2019	Studio 1	4,100	6.2%	6/30/2023
19	Westar I & II	AREF	Vencore Services & Solutions, Inc.	42,000	25.2%	4/30/2021	Dynetics, Inc.	40,141	24.1%	1/31/2020
20	Proguard Self Storage-TX	WFB
21	Arrowhead Professional Plaza	Barclays	Aero Federal Credit Union	10,068	14.3%	10/31/2020	AZ Center for Implant	4,839	6.8%	6/30/2021	Arizona Spine and Pain Specialists	4,200	5.9%	7/31/2022	Desert Sun Smiles	3,242	4.6%	11/14/2022
22	DoubleTree Rocky Mount	BSP
23	Conway Commons	RMF	T.J. Maxx	50,000	13.9%	9/30/2019	Dick’s	43,466	12.1%	1/31/2027	Staples	20,390	5.7%	2/28/2019	Petsmart	20,087	5.6%	1/31/2020
24	OLHSA Building	AREF	Oakland Livingston Human Service Agency	77,414	42.0%	3/31/2028
25	Medical Village At Pine Hills	WFB	Omega Research	10,200	17.7%	8/31/2024	West Orange Nephrology	8,461	14.7%	9/30/2027	MedXSurg (aka Coastal Medical Group)	6,650	11.5%	2/21/2024	SCARF Serving Children	3,298	5.7%	4/1/2023
26	Bayside Technology Park - Buildings 36 and 37	WFB	Enphase	23,436	27.2%	11/30/2023	Uniform Industrial Corporation	17,010	19.8%	8/31/2020
27	Scotts Village	WFB	CVS	26,587	21.9%	2/28/2019	O’Reilly’s Auto	6,575	5.4%	7/31/2020	McDonalds	3,578	2.9%	1/5/2023	Chase	3,500	2.9%	10/31/2023
28	375 Bristol Street	WFB
29	Forest Ridge	AREF
30	ACG Conlon MHC Portfolio VI	RMF
30.01	Madison MHC	RMF
30.02	Westwood Forest MHC	RMF
31	HIX Yosemite	BSP
32	2415 Mission Street	BSP	Ascend Body	4,310	13.3%	5/1/2026	Doc’s Clocks	1,685	5.2%	7/31/2027
33	3737 South Bentley Avenue	Barclays
34	McDonald Industrial	AREF	Mundo de Fe Church	10,019	10.7%	11/30/2021	Texas Human Services (State of Texas)	8,678	9.2%	8/31/2020	Magnetic Innovations LLC	5,407	5.8%	8/31/2019	Legal Aid of Northwest Texas	4,980	5.3%	5/31/2023
35	Staybridge Hotel Denver Tech	AREF
36	545 Algonquin	BSP	GigeNET	16,414	14.7%	5/31/2023
37	Hilton Garden Inn Albuquerque Journal	AREF
38	Highland Circle	BSP
39	11 North Pearl Street	BSP	FirstLight Fiber	12,711	13.8%	5/31/2021	Intellifiber Networks	6,235	6.8%	1/31/2020	Level 3 Communications	5,987	6.5%	3/31/2034	Telus Communications	1,453	1.6%	7/31/2020
40	Albertsons Clovis	BSP
41	Airport Mini Storage	Barclays
42	UNICO Dollar General Portfolio II	WFB
42.01	Moore Haven, FL DG	WFB
42.02	Okeechobee, FL DG	WFB
42.03	Babson Park, FL DG	WFB
42.04	Jay, FL DG	WFB
43	Camelot Apartments	WFB
44	Amwiler	WFB	K Rose, Inc.	11,958	15.8%	3/31/2023	Enjoy Technology, Inc.	6,539	8.7%	11/30/2020	Microfusion Engineering Lab, Inc.	6,361	8.4%	11/30/2022	Intelligent Property Solutions	5,743	7.6%	11/30/2020
45	Williams Landing	BSP
46	Pine Hills	BSP
47	Melrose Mansion	WFB
48	UNICO Dollar General Portfolio I	WFB
48.01	Knoxville, TN DG	WFB
48.02	Piney River, VA DG	WFB
48.03	Ivanhoe, VA DG	WFB
49	CVS - East Hampton	WFB

 A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(6)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)(13)	Monthly Replacement Reserve ($)(11)(16)
1	The Ballantyne	WFB	6/14/2018	6/14/2018				N	Y	Refinance	0	270,791	33,849	Cash		0	Springing			0	125,271
2	Fair Oaks Mall	Barclays	2/9/2018	2/8/2018				N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
3	Town Center Aventura	WFB	10/6/2017	10/6/2017				N	Y	Refinance	0	451,415	56,427	Cash		0	Springing			0	3,102; Springing
4	Silver Spring Plaza	WFB	5/23/2018	5/23/2018				N	Y	Refinance	0	33,614	33,615	Cash		0	Springing			0	4,047
5	Showcase II	WFB	2/28/2018	2/28/2018				N	Y	Refinance	0	26,118	8,706	Cash		41,517	6,920	Cash		0	6,909
6	350 East 52nd Street	Barclays	4/10/2018	4/9/2018				N	Y	Refinance	30,250	267,429	133,715	Cash		108,822	9,069	Cash		0	3,847
7	Constitution Plaza	BSP	2/5/2018	2/5/2018				N	Y	Refinance	152,500	927,676	309,225	Cash		0	19,223	Cash		0	10,989
8	Somerset Financial Center	RMF	4/2/2018	6/8/2018				N	Y	Acquisition	30,475	124,096	39,395	Cash		19,081	3,635	Cash		0	3,833
9	Moffett Towers II - Building 1	Barclays	6/12/2018	6/11/2018		6/11/2018	5.0%	N	Y	Recapitalization	0	559,294	111,859	Cash		0	Springing			0	0
10	Owasso Market	AREF	7/11/2018	7/9/2018				N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
11	Florence Square	BSP	4/22/2018	4/26/2018				N	Y	Acquisition	0	86,015	12,288	Cash		7,373	3,687	Cash		0	2,741
12	Skyline Village	Barclays	6/26/2018	6/8/2018				N	Y	Acquisition	158,750	43,338	21,669	Cash		0	Springing			0	2,380
13	Tower Place	AREF	6/1/2018	7/6/2018				N	Y	Acquisition	23,772	143,405	15,934	Cash		6,562	2,187	Cash		750,000	1,917
14	583-593 West 215th Street	AREF	5/3/2018	5/3/2018				N	Y	Refinance	0	52,538	26,269	Cash		9,866	3,289	Cash		200,000	1,396
15	Ardsley Town Center	WFB	4/26/2018	4/27/2018				N	Y	Refinance	39,063	61,920	32,613	Cash		0	Springing			0	620
16	Torrance Technology Campus	AREF	5/8/2018	8/14/2017		5/7/2018	16.0%	N	Y	Acquisition	0	0	Springing			0	Springing			0	9,600
17	Heritage at Deerwood	Barclays	5/3/2018	5/3/2018				N	Y	Refinance	0	147,416	21,059	Cash		5,250	1,750	Cash		0	2,563
18	Eastern Commons	BSP	5/1/2018	5/1/2018				N	Y	Acquisition	0	49,039	8,173	Cash		8,556	1,428	Cash		0	1,099
19	Westar I & II	AREF	4/25/2018	4/23/2018				N	Y	Refinance	42,000	164,284	16,428	Cash		0	2,074	Cash		0	3,289
20	Proguard Self Storage-TX	WFB	6/8/2018	7/3/2018				N	Y	Refinance	0	228,081	32,583	Cash		27,247	2,477	Cash		0	1,092; Springing
21	Arrowhead Professional Plaza	Barclays	6/4/2018	6/4/2018				N	Y	Acquisition	0	68,355	17,089	Cash		1,445	1,445	Cash		0	1,178
22	DoubleTree Rocky Mount	BSP	4/11/2018	4/11/2018				N	Y	Acquisition	7,500	86,661	12,380	Cash		14,172	3,543	Cash		0	Springing
23	Conway Commons	RMF	7/9/2018	7/9/2018				N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
24	OLHSA Building	AREF	7/11/2018	7/13/2018				N	Y	Refinance	12,250	7,791	7,791	Cash		12,342	4,114	Cash		0	3,843
25	Medical Village At Pine Hills	WFB	4/27/2018	4/26/2018				N	Y	Refinance	0	39,798	4,422	Cash		2,695	2,695	Cash		0	952
26	Bayside Technology Park - Buildings 36 and 37	WFB	6/5/2018	6/5/2018		6/5/2018	15.0%	N	Y	Refinance	0	24,300	12,150	Cash		0	Springing			0	1,075
27	Scotts Village	WFB	5/1/2018	5/3/2018		5/1/2018	12.0%	N	Y	Acquisition	0	60,108	10,018	Cash		0	Springing			0	2,022; Springing
28	375 Bristol Street	WFB	6/21/2018	6/26/2018		6/19/2018	12.0%	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
29	Forest Ridge	AREF	5/17/2018	5/16/2018				N	Y	Refinance	34,527	118,254	16,893	Cash		18,014	4,504	Cash		0	3,400
30	ACG Conlon MHC Portfolio VI	RMF	4/23/2018	4/23/2018				N	Y	Refinance	8,438	73,176	11,615	Cash		1,826	580	Cash		0	1,392
30.01	Madison MHC	RMF	4/23/2018	4/23/2018				N	Y
30.02	Westwood Forest MHC	RMF	4/23/2018	4/23/2018				N	Y
31	HIX Yosemite	BSP	6/26/2018	5/23/2018		5/23/2018	4.0%	N	Y	Refinance	0	37,389	7,478	Cash		43,440	6,206	Cash		0	4.0% of Gross Revenues
32	2415 Mission Street	BSP	5/30/2018	5/29/2018		5/25/2018	14.0%	N	Y	Refinance	0	37,835	7,567	Cash		9,650	3,217	Cash		0	871
33	3737 South Bentley Avenue	Barclays	6/15/2018	6/15/2018				N	Y	Refinance	0	16,756	10,768	Cash		3,705	926	Cash		0	Springing
34	McDonald Industrial	AREF	7/6/2018	7/6/2018				N	Y	Acquisition	0	126,454	14,051	Cash		8,601	4,301	Cash		0	860
35	Staybridge Hotel Denver Tech	AREF	3/12/2018	3/12/2018				N	Y	Acquisition	26,000	77,360	15,472	Cash		12,257	2,043	Cash		26,000	Springing
36	545 Algonquin	BSP	3/14/2018	5/14/2018				N	Y	Acquisition	0	41,760	41,760	Cash		5,211	1,737	Cash		1,100	1,100
37	Hilton Garden Inn Albuquerque Journal	AREF	6/27/2018	6/22/2018				N	Y	Refinance	9,700	24,956	6,239	Cash		6,713	Springing	Cash		750,000	10,219
38	Highland Circle	BSP	3/18/2018	5/24/2018				N	Y	Refinance	0	41,805	4,645	Cash		12,134	4,045	Cash		0	2,771
39	11 North Pearl Street	BSP	1/24/2018	1/23/2018				N	Y	Refinance	32,220	53,931	21,572	Cash		0	5,574	Cash		0	1,536
40	Albertsons Clovis	BSP	5/24/2018	5/24/2018				N	Y	Acquisition	0	0	Springing			0	Springing			0	725
41	Airport Mini Storage	Barclays	7/18/2018; 7/11/2018	7/17/2018; 7/10/2018				N	Y	Acquisition	39,781	13,437	4,479	Cash		0	2,063	Cash		0	942
42	UNICO Dollar General Portfolio II	WFB	Various	Various				N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
42.01	Moore Haven, FL DG	WFB	5/31/2018	6/4/2018				N	Y
42.02	Okeechobee, FL DG	WFB	6/4/2018	5/29/2018				N	Y
42.03	Babson Park, FL DG	WFB	6/4/2018	6/4/2018				N	Y
42.04	Jay, FL DG	WFB	6/6/2018	6/4/2018				N	Y
43	Camelot Apartments	WFB	6/5/2018					N	Y	Acquisition	0	13,368	3,342	Cash		2,192	1,096	Cash		27,800	1,879
44	Amwiler	WFB	6/15/2018	5/2/2018				N	Y	Acquisition	57,294	28,314	2,574	Cash		0	Springing			0	630
45	Williams Landing	BSP	5/7/2018	5/7/2018				N	Y	Refinance	0	20,176	4,484	Cash		21,227	3,266	Cash		0	700
46	Pine Hills	BSP	6/20/2018	6/20/2018				N	Y	Refinance	13,063	25,511	2,551	Cash		0	1,018	Cash		0	1,000
47	Melrose Mansion	WFB	5/22/2018	5/22/2018				N	Y	Refinance	5,438	29,585	4,931	Cash		0	Springing			0	4,315
48	UNICO Dollar General Portfolio I	WFB	Various	Various				N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
48.01	Knoxville, TN DG	WFB	5/31/2018	5/17/2018				N	Y
48.02	Piney River, VA DG	WFB	6/20/2018	6/28/2018				N	Y
48.03	Ivanhoe, VA DG	WFB	5/30/2018	5/25/2018				N	Y
49	CVS - East Hampton	WFB	5/24/2018					N	Y	Refinance	0	0	Springing			0	Springing			0	Springing

 A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	Replacement Reserve Cap ($)(12)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(6)(8)(13)	Monthly TI/LC Reserve ($)(8)(13)(14)(16)	TI/LC Reserve Cap ($)(14)	TI/LC Escrow - Cash or LoC
1	The Ballantyne	WFB	0	Cash		0	0	0
2	Fair Oaks Mall	Barclays	0			3,954,170	Springing	0	Cash
3	Town Center Aventura	WFB	74,456	Cash		600,000	15,512	372,000	Cash
4	Silver Spring Plaza	WFB	0	Cash		0	30,353; Springing	1,000,000	Cash
5	Showcase II	WFB	0	Cash		8,563,335	0	0	Cash
6	350 East 52nd Street	Barclays	0	Cash		0	0	0
7	Constitution Plaza	BSP	0	Cash		0	68,679	0	Cash
8	Somerset Financial Center	RMF	230,000	Cash		2,500,000	0	0	Cash
9	Moffett Towers II - Building 1	Barclays	0			0	0	0
10	Owasso Market	AREF	0			0	Springing	1,756,850
11	Florence Square	BSP	0	Cash		450,000	Springing	450,000	Cash
12	Skyline Village	Barclays	0	Cash		341,250	11,899	713,940	Cash
13	Tower Place	AREF	0	Cash		83,555	9,585	345,000	Cash
14	583-593 West 215th Street	AREF	Initially $200,000. Prior to the Unit Improvement Reserve Release Satisfaction Event, the cap will be $200,000 and subsequent to the Unit Improvement Reserve Release Satisfaction Event, the cap will be $100,000.	Cash		0	0	0
15	Ardsley Town Center	WFB	0	Cash		0	4,496; Springing	160,000	Cash
16	Torrance Technology Campus	AREF	345,586	Cash		474,867	47,998	1,439,940	Cash
17	Heritage at Deerwood	Barclays	0	Cash		0	0	0
18	Eastern Commons	BSP	0			0	0	0
19	Westar I & II	AREF	0	Cash		650,000	27,083	650,000	Cash
20	Proguard Self Storage-TX	WFB	40,000	Cash		0	0	0
21	Arrowhead Professional Plaza	Barclays	0	Cash		800,000	Springing	0	Cash
22	DoubleTree Rocky Mount	BSP	0			0	0	0
23	Conway Commons	RMF	0			0	Springing	899,987
24	OLHSA Building	AREF	0	Cash		0	15,373	0	Cash
25	Medical Village At Pine Hills	WFB	0	Cash		0	9,517	0	Cash
26	Bayside Technology Park - Buildings 36 and 37	WFB	25,806	Cash		0	7,169	172,044	Cash
27	Scotts Village	WFB	48,520	Cash		0	7,581	182,800	Cash
28	375 Bristol Street	WFB	0			0	Springing	0
29	Forest Ridge	AREF	0	Cash		0	0	0
30	ACG Conlon MHC Portfolio VI	RMF	0	Cash		0	0	0
30.01	Madison MHC	RMF
30.02	Westwood Forest MHC	RMF
31	HIX Yosemite	BSP	0	Cash		0	0	0
32	2415 Mission Street	BSP	0	Cash		20,000	919	55,110	Cash
33	3737 South Bentley Avenue	Barclays	0			0	0	0
34	McDonald Industrial	AREF	0	Cash		115,000	3,910	300,000	Cash
35	Staybridge Hotel Denver Tech	AREF	0	Cash		0	0	0	Cash
36	545 Algonquin	BSP	132,000	Cash		4,653	4,653; Springing	0	Cash
37	Hilton Garden Inn Albuquerque Journal	AREF	0	Cash		0	0	0
38	Highland Circle	BSP	0			0	0	0
39	11 North Pearl Street	BSP	0			0	3,841	184,368	Cash
40	Albertsons Clovis	BSP	0	Cash		0	Springing	0
41	Airport Mini Storage	Barclays	0	Cash		0	0	0
42	UNICO Dollar General Portfolio II	WFB	0			0	Springing	0
42.01	Moore Haven, FL DG	WFB
42.02	Okeechobee, FL DG	WFB
42.03	Babson Park, FL DG	WFB
42.04	Jay, FL DG	WFB
43	Camelot Apartments	WFB	0	Cash		0	0	0
44	Amwiler	WFB	22,674	Cash		0	2,500	90,000	Cash
45	Williams Landing	BSP	0			0	0	0
46	Pine Hills	BSP	0	Cash		0	0	0
47	Melrose Mansion	WFB	0	Cash		0	0	0
48	UNICO Dollar General Portfolio I	WFB	0			0	Springing	0
48.01	Knoxville, TN DG	WFB
48.02	Piney River, VA DG	WFB
48.03	Ivanhoe, VA DG	WFB
49	CVS - East Hampton	WFB	0			0	Springing	0

 A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(6)(8)(19)	Other Escrow I (Monthly) ($)(8)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description
1	The Ballantyne	WFB		0	0			PIP Reserve	5,100,000	0	0	Cash
2	Fair Oaks Mall	Barclays		0	0			Gap Rent Reserve	1,183,388	0	0	Cash		Owned Anchor Reserve (Springing); Owned Anchor Termination Reserve (Springing)
3	Town Center Aventura	WFB		0	0			Rent Concession Reserve	129,259	0	0	Cash		Tenant Specific TILC Reserve
4	Silver Spring Plaza	WFB		0	0				0	0	0
5	Showcase II	WFB		0	0			Rent Concession Reserve	1,116,622	0	0	Cash
6	350 East 52nd Street	Barclays		0	0			J-51 Litigation Reserve	700,000	0	0	Cash		Ground Rent Reserve
7	Constitution Plaza	BSP		0	0			Landlord Obligations Reserve ($2,528,403); Free Rent Reserve ($1,299,538.62)	3,827,942	0	0	Cash		Hartford BID Reserve
8	Somerset Financial Center	RMF		0	0			Cash Collateral Funds	0	Springing	0
9	Moffett Towers II - Building 1	Barclays		0	0			Upfront TI/LC Funds	21,651,588	0	0	Cash		Rent Concession Funds
10	Owasso Market	AREF		0	0				0	0	0
11	Florence Square	BSP		0	0				0	0	0
12	Skyline Village	Barclays		0	0			Tenant Obligation Funds	30,000	0	0	Cash
13	Tower Place	AREF		0	0			Drum Removal Reserve	1,250	0	0	Cash
14	583-593 West 215th Street	AREF		50,000	0				0	0	0
15	Ardsley Town Center	WFB		0	0				0	0	0
16	Torrance Technology Campus	AREF		0	0				0	0	0
17	Heritage at Deerwood	Barclays		0	0				0	0	0
18	Eastern Commons	BSP		0	0			Unfunded Tenant Obligations	211,199	0	0	Cash		Reduced Rent Reserve
19	Westar I & II	AREF		0	0			Special Rollover Reserve	1,500,000	0	0	LoC
20	Proguard Self Storage-TX	WFB		0	0				0	0	0
21	Arrowhead Professional Plaza	Barclays		0	0				0	0	0
22	DoubleTree Rocky Mount	BSP		0	0			PIP Reserve	2,174,128	0	0	Cash		Seasonality Reserve
23	Conway Commons	RMF		0	0				0	0	0
24	OLHSA Building	AREF		0	0				0	0	0
25	Medical Village At Pine Hills	WFB		0	0			Springing Key Tenant Reserve	0	Springing	0
26	Bayside Technology Park - Buildings 36 and 37	WFB		0	0			Enphase Springing Leasing Reserve	0	Springing	0			Rent Concession Reserve / Owners Association Reserve
27	Scotts Village	WFB		0	0			Ground Rent Reserve	0	Springing	0
28	375 Bristol Street	WFB		0	0				0	0	0
29	Forest Ridge	AREF		0	0				0	0	0
30	ACG Conlon MHC Portfolio VI	RMF		0	0				0	0	0
30.01	Madison MHC	RMF
30.02	Westwood Forest MHC	RMF
31	HIX Yosemite	BSP		0	0			PIP Reserve	1,830,200	Springing	0	Cash		Seasonality Reserve
32	2415 Mission Street	BSP		0	0				0	0	0
33	3737 South Bentley Avenue	Barclays		0	0				0	0	0
34	McDonald Industrial	AREF		0	0				0	0	0
35	Staybridge Hotel Denver Tech	AREF		0	0			Seasonality Reserve	200,000	66,666; Springing	0	Cash		PIP Reserve
36	545 Algonquin	BSP		0	0			Immediate Repair Reserve (Roof Repair)	500,000	0	0	Cash
37	Hilton Garden Inn Albuquerque Journal	AREF		0	0				0	0	0
38	Highland Circle	BSP		0	0			Radon Testing Reserve	41,125	0	0	Cash		Well Reserve
39	11 North Pearl Street	BSP		0	0			Build Out Work Reserve	1,000,000	0	0	Cash
40	Albertsons Clovis	BSP		0	0				0	0	0
41	Airport Mini Storage	Barclays		0	0				0	0	0
42	UNICO Dollar General Portfolio II	WFB		62,959	0	Cash			0	0	0
42.01	Moore Haven, FL DG	WFB
42.02	Okeechobee, FL DG	WFB
42.03	Babson Park, FL DG	WFB
42.04	Jay, FL DG	WFB
43	Camelot Apartments	WFB		0	0				0	0	0
44	Amwiler	WFB		0	0				0	0	0
45	Williams Landing	BSP		0	0			MF Convert Reserve	25,000	0	0	Cash
46	Pine Hills	BSP		0	0				0	0	0
47	Melrose Mansion	WFB		0	0				0	0	0
48	UNICO Dollar General Portfolio I	WFB		34,774	0	Cash			0	0	0
48.01	Knoxville, TN DG	WFB
48.02	Piney River, VA DG	WFB
48.03	Ivanhoe, VA DG	WFB
49	CVS - East Hampton	WFB		0	0				0	0	0

 A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	Other Escrow II (Initial) ($)(8)	Other Escrow II (Monthly) ($)(8)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(17)	Ownership Interest	Ground Lease Initial Expiration Date(18)	Annual Ground Rent Payment(18)	Annual Ground Rent Increases	Lockbox(19)	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)
1	The Ballantyne	WFB	0	0	0				Fee				Hard/Springing Cash Management
2	Fair Oaks Mall	Barclays	0	Springing	0				Fee				Hard/Springing Cash Management	259,189,735	1,446,681
3	Town Center Aventura	WFB	309,507	0	0	Cash			Fee				Hard/Upfront Cash Management
4	Silver Spring Plaza	WFB	0	0	0				Fee				Soft/Springing Cash Management
5	Showcase II	WFB	0	0	0				Fee				Hard/Upfront Cash Management
6	350 East 52nd Street	Barclays	375,000	0	0	Cash			Leasehold	6/30/2031	$37,500	40,000 starting on July 1, 2031	Soft/Springing Cash Management
7	Constitution Plaza	BSP	41,760	3,797; Springing	0	Cash			Fee				Hard/Springing Cash Management
8	Somerset Financial Center	RMF	0	0	0				Fee				Hard/Springing Cash Management
9	Moffett Towers II - Building 1	Barclays	5,064,484	0	0	Cash			Fee				Hard/Upfront Cash Management
10	Owasso Market	AREF	0	0	0				Fee				Springing
11	Florence Square	BSP	0	0	0				Fee				Hard/Springing Cash Management
12	Skyline Village	Barclays	0	0	0				Fee				Hard/Springing Cash Management
13	Tower Place	AREF	0	0	0				Fee				Springing
14	583-593 West 215th Street	AREF	0	0	0			2,000,000	Fee				Springing
15	Ardsley Town Center	WFB	0	0	0				Fee				Springing
16	Torrance Technology Campus	AREF	0	0	0				Fee				Hard/Springing Cash Management
17	Heritage at Deerwood	Barclays	0	0	0				Fee				Springing
18	Eastern Commons	BSP	17,220	0	0	Cash			Fee				Springing
19	Westar I & II	AREF	0	0	0				Fee				Springing
20	Proguard Self Storage-TX	WFB	0	0	0				Fee				Springing
21	Arrowhead Professional Plaza	Barclays	0	0	0				Fee				Springing
22	DoubleTree Rocky Mount	BSP	37,500	0	75,000				Fee				Hard/Springing Cash Management
23	Conway Commons	RMF	0	0	0				Fee				Springing
24	OLHSA Building	AREF	0	0	0				Fee				Hard/Springing Cash Management
25	Medical Village At Pine Hills	WFB	0	0	0				Fee				None
26	Bayside Technology Park - Buildings 36 and 37	WFB	Rent Concession - $78,168	Springing	0	Cash			Fee				Springing
27	Scotts Village	WFB	0	0	0				Leasehold	4/8/2037	$103,200 plus Additional Rent as defined in the Ground Lease		Springing
28	375 Bristol Street	WFB	0	0	0				Fee				Springing
29	Forest Ridge	AREF	0	0	0			300,000	Fee				Springing
30	ACG Conlon MHC Portfolio VI	RMF	0	0	0				Fee				Springing
30.01	Madison MHC	RMF							Fee
30.02	Westwood Forest MHC	RMF							Fee
31	HIX Yosemite	BSP	108,212	21,642; Springing	108,212	Cash			Fee				Hard/Springing Cash Management
32	2415 Mission Street	BSP	0	0	0				Fee				Hard/Springing Cash Management
33	3737 South Bentley Avenue	Barclays	0	0	0				Fee				Springing
34	McDonald Industrial	AREF	0	0	0				Fee				Springing
35	Staybridge Hotel Denver Tech	AREF	1,062,703	0	0	Cash			Fee				Hard/Springing Cash Management
36	545 Algonquin	BSP	0	0	0				Fee				Hard/Springing Cash Management
37	Hilton Garden Inn Albuquerque Journal	AREF	0	0	0				Fee				Springing
38	Highland Circle	BSP	4,375	0	0				Fee				None
39	11 North Pearl Street	BSP	0	0	0				Fee				Springing
40	Albertsons Clovis	BSP	0	0	0				Fee				Hard/Springing Cash Management
41	Airport Mini Storage	Barclays	0	0	0				Fee				Springing
42	UNICO Dollar General Portfolio II	WFB	0	0	0				Fee				Springing
42.01	Moore Haven, FL DG	WFB							Fee
42.02	Okeechobee, FL DG	WFB							Fee
42.03	Babson Park, FL DG	WFB							Fee
42.04	Jay, FL DG	WFB							Fee
43	Camelot Apartments	WFB	0	0	0				Fee				Springing
44	Amwiler	WFB	0	0	0				Fee				None
45	Williams Landing	BSP	0	0	0				Fee				Springing
46	Pine Hills	BSP	0	0	0				Fee				None
47	Melrose Mansion	WFB	0	0	0				Fee				Springing
48	UNICO Dollar General Portfolio I	WFB	0	0	0				Fee				Springing
48.01	Knoxville, TN DG	WFB							Fee
48.02	Piney River, VA DG	WFB							Fee
48.03	Ivanhoe, VA DG	WFB							Fee
49	CVS - East Hampton	WFB	0	0	0				Fee				Springing

 A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors	Mortgage Loan Number
1	The Ballantyne	WFB									Northwood Investors LLC		1
2	Fair Oaks Mall	Barclays	85,000,000	84,735,106	1.72	1.64	47.5%	11.5%	11.0%		The Taubman Realty Group Limited Partnership; Morton Olshan		2
3	Town Center Aventura	WFB									Jacquelyn Soffer		3
4	Silver Spring Plaza	WFB									CKN Investments Limited Partnership		4
5	Showcase II	WFB								37,000,000	Nakash Properties LLC; Nakash Holding LLC; Eli Gindi; Jeffrey Gindi		5
6	350 East 52nd Street	Barclays									William W. Koeppel		6
7	Constitution Plaza	BSP								10,000,000	Aaron Berger		7
8	Somerset Financial Center	RMF									Aryeh Z. Ginzberg aka Ari Zev Ginzberg; Harvey Rosenblatt; Leibel Lederman; Azag LLC; CLL LLC; David Sutton		8
9	Moffett Towers II - Building 1	Barclays								112,000,000	The Jay Paul Company		9
10	Owasso Market	AREF									E. Stanley Kroenke	Y - Group 1	10
11	Florence Square	BSP									Patrick Magee; Michael Puccio; Joseph Brachfeld		11
12	Skyline Village	Barclays									Bon Investments USA LLC		12
13	Tower Place	AREF									Richard Vincent Glickman; Robert Berger; Anthony John Passander		13
14	583-593 West 215th Street	AREF									Howard Sorkin; Eli Tabak; Marc Mendelsohn		14
15	Ardsley Town Center	WFB									Joshua Goldberg		15
16	Torrance Technology Campus	AREF									Gregory J. Orman; David L. Johnson		16
17	Heritage at Deerwood	Barclays									Robert Leclair		17
18	Eastern Commons	BSP									John M. Kirkorian; JMK Limited Partnership		18
19	Westar I & II	AREF									Gold Rock Invest S.A.		19
20	Proguard Self Storage-TX	WFB									Sam Amber; Samber, LTD.		20
21	Arrowhead Professional Plaza	Barclays									Ted L. Barr; Joseph G. Greulich; Benjamin D. Sheridan		21
22	DoubleTree Rocky Mount	BSP									Jose Daniel Berman, Arie Fridzon, Alex Fridzon		22
23	Conway Commons	RMF									E. Stanley Kroenke	Y - Group 1	23
24	OLHSA Building	AREF									Terry Winter; Andrew Freuereisen		24
25	Medical Village At Pine Hills	WFB									Chaim Yoseph Bialostozky		25
26	Bayside Technology Park - Buildings 36 and 37	WFB									David B. Dollinger		26
27	Scotts Village	WFB									John E. McNellis		27
28	375 Bristol Street	WFB									Chase O. Sanderson, Jr.; James W. Ray; Michael D. Ray; David Seidner; Scott Rimland		28
29	Forest Ridge	AREF									Richard A. Chesney; Bradford R. Beaupre		29
30	ACG Conlon MHC Portfolio VI	RMF									Michael Conlon		30
30.01	Madison MHC	RMF											30.01
30.02	Westwood Forest MHC	RMF											30.02
31	HIX Yosemite	BSP									Vishnu Patel; Rahul Patel; Kantilal Patel		31
32	2415 Mission Street	BSP									Jered Thomas Kenna		32
33	3737 South Bentley Avenue	Barclays									Michel D. Hibbert; Myron Blackman		33
34	McDonald Industrial	AREF									Forrest Jinks; Mark Nelson		34
35	Staybridge Hotel Denver Tech	AREF									Gustavo Blanco; Oscar Vila		35
36	545 Algonquin	BSP									Adrian Haas; Michael Haas		36
37	Hilton Garden Inn Albuquerque Journal	AREF									Aleem Kassam & Aleem M. and Tazim P. Kassam Revocable Trust		37
38	Highland Circle	BSP									Gideon D. Levy	Y - Group 2	38
39	11 North Pearl Street	BSP									George Huang; Tony Huang		39
40	Albertsons Clovis	BSP									Arnold Gumowitz		40
41	Airport Mini Storage	Barclays									James H. Ferebee, Jr.; Hugh D. Cohen; Brian E. Boehmcke; Joel T. Flax		41
42	UNICO Dollar General Portfolio II	WFB									Union Investment Company of Newport News, VA.	Y - Group 3	42
42.01	Moore Haven, FL DG	WFB										Y - Group 3	42.01
42.02	Okeechobee, FL DG	WFB										Y - Group 3	42.02
42.03	Babson Park, FL DG	WFB										Y - Group 3	42.03
42.04	Jay, FL DG	WFB										Y - Group 3	42.04
43	Camelot Apartments	WFB									James H. Barrett		43
44	Amwiler	WFB									Rose Jarboe		44
45	Williams Landing	BSP									Wilson Eric Davis		45
46	Pine Hills	BSP									Gideon D. Levy	Y - Group 2	46
47	Melrose Mansion	WFB									Joseph A. Jaeger, Jr.		47
48	UNICO Dollar General Portfolio I	WFB									Union Investment Company of Newport News, VA.	Y - Group 3	48
48.01	Knoxville, TN DG	WFB										Y - Group 3	48.01
48.02	Piney River, VA DG	WFB										Y - Group 3	48.02
48.03	Ivanhoe, VA DG	WFB										Y - Group 3	48.03
49	CVS - East Hampton	WFB									Jeffrey S. Suchman; Hillary Suchman		49

 A-1-11

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “Barclays” denotes Barclays Bank PLC, “BSP” denotes BSPRT CMBS Finance, LLC, “AREF” denotes Argentic Real Estate Finance LLC and “RMF” denotes Rialto Mortgage Finance, LLC.

(2)	For mortgage loan #6 (350 East 52nd Street), the Number of Units includes 90,507 square feet of multifamily space (137 units), 4,170 square feet of retail space, and an 80-space public parking garage.

For mortgage loan #8 (Somerset Financial Center), the mortgaged property is 100.0% occupied. The largest tenant at the mortgaged property, Mallinckrodt, occupies 191,000 square feet. In connection with the sale of the property to the borrower, Related Real Estate Fund II, L.P., an investment fund sponsored by the Related Companies, guaranteed the obligations of RREF II Somerset ML LLC, an affiliate of the Related Companies, under a master lease with the borrower related to the currently unoccupied 39,000 square feet at a base rent of $18.00 per square foot with $0.50 per square foot annual increases. The term of the master lease will end on the earlier of (i) December 31, 2021, or (ii) the date on which a termination event has occurred. A termination event is defined as a) Mallinckrodt exercises its option to lease the premises or b) a replacement tenant leases the entire premises. If the replacement tenant only leases a portion of the space, the master lease will still apply to the remaining space.

For mortgage loan #14 (583-593 West 215th Street), the related mortgaged property has a total of 39 occupied units subject to rent stabilization and four occupied units subject to rent control (collectively representing 66.2% of total occupied units, or 50.9% of UW revenue). Certain units at such mortgaged property were previously rent-stabilized units, but such units were converted to market rent units.

For mortgage loan #32 (2415 Mission Street), the property is mixed use with retail and multifamily components. Property square footage presented on the tape represents both the commercial and residential space at the property. The Number of Units includes (i) 41 single room occupancy residential units (10,001 square feet) and 3,726 square feet of residential common area space, (ii) 21,023 square feet of retail space, and (iii) 11,502 square feet of basement space.

(3)	For mortgage loan #2 (Fair Oaks Mall), the whole loan amortizes based on a specific amortization schedule, which is set forth in Annex A-4 of the Preliminary Prospectus.

For mortgage loan #7 (Constitution Plaza), the whole loan amortizes based on a specific amortization schedule, which is set forth in Annex A-5 of the Preliminary Prospectus.

(4)	For mortgage loan #38 (Highland Circle), the Grace Period Default (Days) is five business days and subject to the following conditions: (i) the grace period is used no more than once in a twelve-month period, and (ii) the grace period may not be used more than twice during the term of the mortgage loan.

For mortgage loan #46 (Pine Hills), the Grace Period Default (Days) is five business days and subject to the following conditions: (i) the grace period is used no more than once in a twelve-month period, and (ii) the grace period may not be used more than twice during the term of the mortgage loan.

(5)	For mortgage loan #6 (350 East 52nd Street), 19.5% of the net operating income at the mortgaged property is generated by the retail and parking garage components at the mortgaged property.

 A-1-12

For mortgage loan #7 (Constitution Plaza), 43.1% of the net operating income at the mortgaged property is derived from revenue from the parking garage at the mortgage property.

(6)	For mortgage loan #1 (The Ballantyne), the Appraised Value assumes the property improvement plan scheduled for completion in June 2019, has been completed. All outstanding property improvement plan costs have been reserved for at closing. The Appraised Value assuming the property improvement plan has not been completed is $80,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $80,000,000 appraised value are 68.8% and 63.3%, respectively.

For mortgage loan #5 (Showcase II), the Appraised Value is a prospective market value that assumes all tenants are in occupancy, paying full unabated rent and open for business as of April 2019. All outstanding free rent, tenant improvements and leasing commissions have been reserved for at closing. The “as-is” Appraised Value is $215,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $215,000,000 appraised value is 59.5% and 59.5%, respectively.

For mortgage loan #9 (Moffett Towers II – Building 1), the Appraised Value assumes payment of all rent concessions, tenant improvement and leasing commission (“TI/LC”) obligations. The borrower deposited upfront reserves totaling $26,716,072 for such contractual TI/LC obligations and free rent.

For mortgage loan #21 (Arrowhead Professional Plaza), the Appraised Value assumes future capital expenditures and leasing costs in the amount of $800,000. At loan closing, $800,000 was deposited into a TI/LC reserve.

For mortgage loan #22 (DoubleTree Rocky Mount), the Appraised Value represents the “when complete” value provided by the appraiser as of May 1, 2019 that assumes completion of the property improvement plan, which is expected to be completed within the earlier to occur of (i) the time frame set forth in the property improvement plan and (ii) 12 months from the Cut-off Date. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” appraised value of $15,600,000 as of April 4, 2018, which assumes the mandated property improvement plan work is not completed, is 79.3% and 65.8%, respectively.

For mortgage loan #26 (Bayside Technology Park – Buildings 36 and 37), the Appraised Value assumes the property achieves a stabilized physical and economic occupancy in September 2018. The Appraised Value is $18,340,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $18,340,000 “as-is” Appraised Value are 60.0% and 54.1%, respectively.

For mortgage loan #31 (HIX Yosemite), the “as-is” Appraised Value presented represents the “when complete” value provided by the appraiser as of May 16, 2019, which assumes completion of the property improvement plan, which is expected to be completed by February 13, 2020. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” Appraised Value of $14,300,000 as of May 16,2018, which assumed the mandated property improvement plan work is not completed, is 67.8% and 56.4%, respectively.

For mortgage loan #35 (Staybridge Hotel Denver Tech), the Appraised Value represents the “prospective as-complete” value as of June 25, 2019 assuming the property improvement plan, which is expected to be completed by the end of 2018, has been completed. The amount of $1,062,703 was collected at closing, reflecting the remaining unfunded portion of the property improvement plan costs. The “as-is” Appraised Value assuming the property improvement plan has not been completed is $12,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $12,500,000 “as-is” Appraised Value are 69.2% and 64.6%, respectively.

For mortgage loan #36 (545 Algonquin), the Appraised Value presented assumes that an additional $500,000 of mandated roof repair work is completed at the mortgaged property, which was escrowed at origination. Pursuant to the mortgage loan documents, the borrower is obligated to complete all roof repair work within 18 months of origination of the mortgage loan with the ability

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to extend such period by an additional six months, subject to lender discretion, should the borrower require additional time at month 18. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” Appraised Value of $11,000,000 as of May 4, 2018, which assumes the capital expenditure work is not completed, is 77.7% and 68.9%, respectively.

(7)	For mortgage loan #2 (Fair Oaks Mall), the mortgage loan represents Notes A-2-1 and A-2-2, two of five pari passu senior notes, which have a combined Cut-off Date Balance of $174,454,629, and two pari passu subordinate B-notes which have a combined Cut-off Date Balance of $84,735,106 (the “Fair Oaks Mall Whole Loan”). Notes A-1-1, A-1-2, A-2-3, B-1 and B-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1-1, A-1-2, A-2-1, A-2-2 and A-2-3 in the aggregate, but exclude notes B-1 and B-2. Note A-1-1 represents a controlling interest in the Fair Oaks Mall Whole Loan. With respect to DSCR figures, debt service is calculated based on the allocated principal and interest payments per a specific amortization schedule.

For mortgage loan #3 (Town Center Aventura), the mortgage loan represents Note A-2, one of two pari passu notes, which have a combined Cut-off Date Balance of $80,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented is based on Notes A-1 and A-2 in the aggregate (the “Town Center Aventura Whole Loan”). Note A-2 represents a non-controlling interest in the Town Center Aventura Whole Loan.

For mortgage loan #5 (Showcase II), the mortgage loan represents Note A-2, one of three pari passu notes, which have a combined Cut-off Date Balance of $128,000,000. Notes A-1 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “Showcase II Whole Loan”). Note A-2 represents a non-controlling interest in the Showcase II Whole Loan.

For mortgage loan #7 (Constitution Plaza), the mortgage loan represents Notes A-2 and A-3, two of three pari passu notes, which have a combined Cut-off Date Balance of $54,852,426. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on the Notes A-1, A-2 and A-3 in the aggregate (the “Constitution Plaza Whole Loan”). Notes A-2 and A-3 represent a non-controlling interest in the Constitution Plaza Whole Loan.

For mortgage loan #8 (Somerset Financial Center), the mortgage loan represents Note A-1, one of two pari passu notes, which have a combined Cut-off Date Balance of $42,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Somerset Financial Center Whole Loan”). Note A-1 represents the controlling interest in the Somerset Financial Center Whole Loan.

For mortgage loan #9 (Moffett Towers II – Building 1), the mortgage loan represents Note A-5, one of five pari passu notes, which have a combined Cut-off Date Balance of $168,000,000. Notes A-1, A-2, A-3 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4 and A-5 in the aggregate (the “Moffett Towers II – Building 1 Whole Loan”). Note A-1 represents a controlling interest in the Moffett Towers II – Building 1 Whole Loan.

For mortgage loan #12 (Skyline Village), the mortgage loan represents Note A-1, one of two pari passu notes, which have a combined Cut-off Date Balance of $24,800,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Skyline Village Whole Loan”). Note A-1 represents a controlling interest in the Skyline Village Whole Loan.

For mortgage loan #16 (Torrance Technology Campus), the mortgage loan represents Note A-3, one of six pari passu notes, which have a combined Cut-off Date Balance of $93,750,000. Notes A-1, A-2, A-4, A-5, and A-6 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4, A-5, and A-6 in the aggregate (the “Torrance Technology Campus Whole Loan”). Note A-3 represents a non-controlling interest in the Torrance Technology Campus Whole Loan.

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For mortgage loan #23 (Conway Commons), the mortgage loan represents Note A-3, one of three pari passu notes, which have a combined Cut-off Date Balance of $47,250,000. Note A-1 and note A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, and A-3 in the aggregate (the “Conway Commons Whole Loan”). Note A-3 represents a non-controlling interest in the Conway Commons Whole Loan.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #2 (Fair Oaks Mall), $1,183,388 was deposited into a gap rent reserve at closing, related to 12 tenants through September 30, 2019.

For mortgage loan #4 (Silver Spring Plaza), the second largest tenant (22,376 square feet), representing 9.2% of net rentable square feet, has free rent in December 2018, December 2019, November 2020 and December 2020.

For mortgage loan #5 (Showcase II), the largest tenant (10,960 square feet), representing 26.5% of net rentable square feet, has executed a lease and is paying rent but is not expected to open for business until November 2018. The fourth largest tenant (5,669 square feet), representing 13.7% of net rentable square feet, has executed a lease but is not open for business or paying rent. The fourth largest tenant is anticipated to open for business and begin paying rent in October 2018. The fifth largest tenant (3,923 square feet), representing 9.5% of net rentable square feet, has executed a lease but is not open for business or paying rent. The fifth largest tenant is anticipated to open for business and begin paying rent in October 2018. All outstanding free rent, tenant improvements and leasing commissions were reserved for at closing.

For mortgage loan #9 (Moffett Towers II – Building 1), the largest tenant (350,633 square feet), representing 100% of the net rentable square feet, has executed a lease that commenced on June 1, 2018. The largest tenant will begin paying rent on December 1, 2018 after a six-month abatement period. At loan closing, $5,064,484 was deposited into the rent concession reserve account, representing the outstanding rent abatement due to the largest tenant.

For mortgage loan #26 (Bayside Technology Park – Buildings 36 and 37), the second largest tenant (23,436 square feet), representing 27.2% of net rentable square feet, has executed a lease but does not commence paying rent until September 2018. The gap rent was reserved for at closing.

(9)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #2 (Fair Oaks Mall), the third largest tenant, (20,265 square feet), representing 2.6% of net rentable square feet, has a termination option if it fails to achieve gross sales of at least $6,000,000 for the period March 28, 2021 to March 29, 2022, effective as of March 29, 2023.

For mortgage loan #4 (Silver Spring Plaza), the largest tenant (89,272 square feet), representing 36.8% of net rentable square feet, may terminate its lease on August 31, 2020 for its entire space or up to 50% of its space upon providing written notice by August 31, 2019 and payment of all unamortized tenant improvements and leasing commissions. The third largest tenant (22,255 square feet), representing 9.2% of net rentable square feet, may terminate its lease as of September 30, 2021 upon providing nine months’ written notice and payment of a termination fee equal to two months base rent and all unamortized tenant improvements and leasing commissions. The fourth largest tenant (15,694 square feet), representing 6.5% of net rentable square feet, may terminate its lease as of June 30, 2022 upon providing nine months’ written notice and payment of a termination fee equal to three months base rent and all unamortized tenant improvements and leasing commissions.

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For mortgage loan #7 (Constitution Plaza) the second largest tenant (110,145 square feet), representing 16.7% of net rentable square feet, has an option to terminate its lease on one full floor of the mortgaged property (10,977 square feet), representing 1.7% of net rentable area. The fourth largest tenant (47,954 square feet), representing 7.3% of net rentable square feet has the right to terminate its lease, effective on the last business day of any month after February 28, 2023, provided that, among other conditions: (i) the tenant gives notice to the landlord at least 12 months prior to the termination date; (ii) the tenant has elected to relocate to a property owned by it; and (iii) the tenant actually relocates to such other tenant-owned property. The fifth largest tenant (30,144 square feet), representing 4.6% of net rentable area, has the right to terminate its lease after the three-year anniversary of its lease term in the event that space becomes available in a State of Connecticut owned facility and the tenant moves into such State of Connecticut owned facility. The State of Connecticut Department of Banking must provide notice of its intent to exercise such termination options at least 180 days in advance of the termination date.

For mortgage loan #8 (Somerset Financial Center), to the extent the master lease has terminated and the entirety of the master leased premises is not leased to Mallinckrodt, the borrower may be required to deposit with the lender on each payment date commencing on January 6, 2022, an amount equal to the cash collateral fixed deposit (which amount may be reduced by the adjustment factor, as set forth in the loan documents), which will be held as additional security for the Mortgage Loan. In the event that the borrower has entered into one or more qualified replacement leases for all or a portion of the master leased premises, and pursuant to certain conditions set forth in the loan documents, the borrower may not be required to make the monthly cash collateral fixed deposit.

For mortgage loan #12 (Skyline Village), the third largest tenant, (4,300 square feet), representing 2.3% of net rentable square feet, has a termination option which provides that if the tenant’s powers are limited so as to not permit its continued use of the premises at the mortgaged property, or if the Commonwealth of Virginia fails to appropriate the necessary funding for the tenant, then the tenant may terminate its lease upon reasonable notice to the landlord. Additionally, if the tenant’s powers are limited or curtailed, so that the tenant determines in its sole discretion that its continued use of its premises is no longer authorized or justified, then the tenant may terminate its lease upon 3 months’ notice to the landlord.

For mortgage loan #19 (Westar I & II), the largest tenant (84,575 square feet), representing 50.7% of net rentable square feet, may terminate its lease on June 30, 2019, provided the tenant gives notice on or before December 31, 2018 and delivers a termination fee of $180,824. The third largest tenant (40,141 square feet), representing 24.1% of net rentable square feet, may terminate its lease on January 31, 2019 by giving 180 days prior written notice and delivering a termination fee of $50,000.

For mortgage loan #24 (OLHSA Building), the second largest tenant (77,414 square feet), representing 42.0% of net rentable square feet, is a private non - profit agency that delivers human services and receives government funding. Pursuant to the related lease, if such tenant experiences a reduction in governmental funding used to pay for or defray the cost of rent for its leased space at the related mortgaged property, such tenant may elect to amend the related lease so as to reduce the size of such space proportionately consistent with such loss of funding.

For mortgage loan #34 (McDonald Industrial), the fifth largest tenant (4,980 square feet) representing 5.3% of net rentable square feet, may terminate its lease any time after the 24th month of occupancy if the tenant experiences a 20% or greater reduction per annum in funding by giving 90 days prior written notice.

For mortgage loan #39 (11 North Pearl Street), the third largest tenant (6,235 square feet), representing 6.8% of net rentable square feet, has the option, at any time, to contract its leased space with 60 days’ prior written notice.

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(10)	For mortgage loan #4 (Silver Springs Plaza), the largest tenant (89,272 square feet), representing 36.8% of net rentable square feet, has subleased 9,186 square feet of its space for an annual base rent of $286,327 ($31.17 per square foot, expiring December 31, 2018).

For mortgage loan #27 (Scotts Village), the largest, second largest, fourth largest and fifth largest tenants (66,998 square feet in total), representing 55.2% of net rentable square feet, lease their collateral pad sites and the improvements built on the pad sites are owned by the tenants.

(11)	For mortgage loan #1 (The Ballantyne), the Monthly Replacement Reserve will adjust to 4.0% of the total revenue from the mortgaged property.

(12)	For mortgage loan #14 (583-593 West 215th Street), the capital reserve cap will be $200,000 prior to the unit improvement reserve release satisfaction event and $100,000 subsequent to the unit improvement reserve release satisfaction event.

(13)	For mortgage loan #9 (Moffett Towers II – Building 1), TI/LC underwriting is inclusive of a credit of $613,608, equal to 1/20th of the Lease Sweep Deposit Amount of $12,272,155 ($35.00 per square foot).

For mortgage loan #12 (Skyline Village), TI/LC underwriting is inclusive of a straight-line credit for the upfront TI/LC reserve equal to $34,125, which is 10.0% of the upfront TI/LC reserve of $341,250. At loan closing, $341,250 was deposited into a tenant improvement and leasing commission reserve account for future re-tenanting expenses.

For mortgage loan #21 (Arrowhead Professional Plaza), TI/LC underwriting is inclusive of a straight-line credit for the upfront TI/LC reserve equal to $80,000, which is 10.0% of the upfront TI/LC reserve of $800,000. At loan closing, $800,000 was deposited into a tenant improvement and leasing commission reserve account for future re-tenanting expenses.

(14)	For mortgage loan #11 (Florence Square), with respect to the TI/LC Reserve, in the event the balance in the reserve falls below $350,000, ongoing TI/LC reserve collections of $9,138 will commence, subject to a $450,000 cap. The cap is exclusive of any funds reserved through a “Cash Flow Sweep Event” or a “Major Tenant Sweep Event” as defined in the Florence Square mortgage loan documents.

(15)	For mortgage loan #7 (Constitution Plaza), Monthly Debt Service and Annual Debt Service is based on the sum of the first 12 principal and interest payments of the mortgage loan based on the schedule set forth on Annex A-5 to this Preliminary Prospectus. UW NOI DSCR and UW NCF DSCR were calculated based on the sum of the first 12 principal and interest payments after the Cut-off Date of the mortgage loan.

(16)	For mortgage loan #2 (Fair Oaks Mall), during the continuance of a cash management trigger event period, as defined in the loan agreement, borrower will deposit: (i) one-twelfth of the taxes that the lender reasonably estimates will be payable during the next ensuing 12 calendar months into a real estate tax reserve, (ii) one-twelfth of the insurance premiums into an insurance reserve, so long as the insurance policy does not constitute an acceptable blanket policy, (iii) $12,077 into a replacement reserve, capped at $434,772 and (iv) $113,743 into a TI/LC reserve, capped at $4,094,748 (inclusive of ring road and lease termination deposits). Upon the sale of the ring road parcel, borrower must deliver 100% of all net sales proceeds received for the sale of the ring road outparcel into the TI/LC reserve fund. Upon the occurrence of an owned anchor trigger, as defined in the loan agreement, all excess cash flows from the cash management account will be disbursed to the owned anchor reserve account up until $2,150,000. At borrower’s option, borrower may deposit a letter of credit or cash in the amount of $2,150,000 in lieu of monthly deposits. Provided no event of default shall have occurred and be continuing, borrower may demolish, redevelop, re-tenant and/or reposition the owned anchor space, as defined in the loan agreement, and will make an owned anchor termination reserve fund deposit, as defined in the loan agreement. On each payment date during the occurrence of an anchor tenant event with respect to the owned anchor space (as described in the loan documents) payment to lender for deposit into the owned anchor

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termination reserve fund an amount equal to the product of $91,667 multiplied by the number of months remaining from the date of the termination of the Macy’s lease in connection with an owned anchor termination through February 1, 2026.

For mortgage loan #9 (Moffett Towers II – Building 1), for a description of escrows, see Annex A-3 to this Preliminary Prospectus.

For mortgage loan #22 (DoubleTree Rocky Mount), during the months of May, June, July, and August, monthly deposits equal to one-fourth of the difference between the balance in the seasonality reserve account as of April 15th of each year and $75,000 will be deposited into the seasonality reserve. Deposits into the reserve will be capped at $75,000.

For mortgage loan #22 (DoubleTree Rocky Mount), on each monthly payment date commencing on July 6, 2019, the Monthly Replacement Reserve will be adjusted based upon annual operating statements for the mortgaged property and will be modified to be equal to the greater of the (i) gross revenues for the property in the preceding calendar year or (ii) the projected gross revenues for the mortgaged property for the current calendar year.

For mortgage loan #31 (HIX Yosemite) the Monthly Replacement Reserve will be adjusted based upon annual operating statements for the mortgaged property and will be modified to be equal to the greater of the (i) gross revenues for the mortgaged property in the preceding calendar year or (ii) the projected gross revenues for the mortgaged property for the current calendar year.

For mortgage loan #31 (HIX Yosemite), during the months of May, June, July, August and September, monthly deposits of $21,642 will be deposited into the seasonality reserve. Deposits into the reserve will be capped at $108,212.

For mortgage loan #33 (3737 South Bentley Avenue), unless a trigger event, as defined in the loan agreement, occurs beforehand, beginning two years after the closing date (per loan agreement), borrower will make monthly deposits of $521 into the replacement reserve account.

For mortgage loan #35 (Staybridge Hotel Denver Tech), the Monthly Replacement Reserve is 5% of the annual operating income of the mortgaged property starting on September 6, 2020.

For mortgage loan #35 (Staybridge Hotel Denver Tech), the Monthly Seasonality Reserve is to be paid to the lender on the payment date in July, August, and September, commencing on the payment date in July 2019. No monthly payment should be required when the balance is equal to or greater than $200,000.

(17)	For mortgage loan #14 (583-593 West 215th Street), all LTVs, DSCRs, and Debt Yields are calculated assuming the loan amount less a $2,000,000 holdback. The holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) the mortgaged property is not in cash management, (ii) minimum draw requests of $250,000, (iii) the date is October 6, 2018 or later, (iv) based upon the trailing three months income (annualized) and 12 months expenses of the mortgaged property, as reasonably determined by lender, achieving a DSCR and DY of 1.20x and 7.0%, respectively. If the holdback has not been released prior to June 6, 2021, the lender will apply the unreleased proceeds to pay down the loan as a partial defeasance of the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full holdback balance is not applied to the full loan amount of $14,000,000, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 60.3%, 60.3%, 1.06x, 1.06x, 5.8%, and 5.8%, respectively.

For mortgage loan #29 (Forest Ridge), all LTVs, DSCRs, and Debt Yields are calculated assuming the loan amount less a $300,000 holdback. The holdback can be disbursed in whole or in part on a one time basis upon achieving an $840,000 NOI on or prior to the date that is 12 months from the closing date. During the first six months of the loan term, the NOI test will be based on trailing six month revenues annualized less the greater of trailing 12 months actual expenses (inclusive of replacement reserves) or $830,523. Thereafter, the NOI test will be based on the trailing 12 month

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revenues less the greater of the trailing 12 month actual expenses (inclusive of replacement reserves) or $830,523. Assuming the full holdback balance is not applied to the full loan amount of $10,500,000, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 72.4%, 64.4%, 1.33x, 1.27x, 8.8%, and 8.4%, respectively.

(18)	For mortgage loan #6 (350 East 52nd Street), the property is subject to a ground lease with 939 First Avenue LLC that initially expires on June 30, 2031, with an automatic 24-year extension through June 30, 2055. The annual rent is currently $37,500 through June 30, 2031 and increases to $40,000 as of July 1, 2031. At closing, $375,000 was deposited into a ground rent reserve to cover all ground lease payments due over the course of the loan term.

For mortgage loan #10 (Owasso Market), the largest tenant (191,940 square feet), representing 54.6% of net rentable square feet, is subject to a ground lease with a ground lease expiration in September 2021. The lease is guaranteed by Lowe’s Companies, Inc.

(19)	For mortgage loan #6 (350 East 52nd Street), the borrower was required at origination to deliver letters to commercial tenants at the 350 East 52nd Street Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt.

For mortgage loan #7 (Constitution Plaza), the mortgage loan is in a cash flow sweep as of the Cut-off Date and all excess cash flow will be collected until (i) an additional $750,000 has been deposited into the landlord obligations account and (ii) $325,000 has been paid to MSCO Real Estate Advisors LLC. As of the Cut-off Date, the condition in the preceding clause (ii) has been satisfied.

For mortgage loan #32 (2415 Mission Street), the mortgaged property is mixed use with multifamily and retail components. At origination, a hard lockbox was established for retail tenants and a soft lockbox was established for multifamily tenants.

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